UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RANGE RESOURCES CORPORATION

2026 Proxy Statement

Annual Meeting of Stockholders

Wednesday, May 13, 2026

8:00 a.m. Central Time

Please vote promptly by:
TELEPHONE	INTERNET	MAIL marking, signing and returning your proxy or voting instruction card

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to participate in Range Resources’ 2026 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). Our Annual Meeting will be held telephonically, commencing at 8:00 a.m., Central Time, on Wednesday, May 13, 2026. To access the event you will need to register at https://ir.rangeresources.com/events/event-details/2026-annual-meeting-stockholders. The attached Notice of 2026 Annual Meeting of Stockholders and Proxy Statement provide information about the business we plan to conduct.

2025 Performance and Strategic Outlook

Our employees performed at an exceptional level in 2025 as we safely and efficiently completed our operational plans, while generating free cash flow and investing in the long-term development of Range's world-class asset base. Range's strong performance enabled the Company to return capital to stockholders through increased share repurchases and dividends, while maintaining a strong balance sheet. We believe this demonstrates Range's resilience through commodity price cycles. We also announced a three-year development plan to efficiently grow our production by approximately 400 Mmcfe per day through 2027 with relatively flat capital spending year-over-year. This efficient wedge of growth is made possible by strategic countercyclical investments in 2024 and 2025 to build productive capacity in the form of drilled, uncompleted lateral footage inventory and the forward-looking, coordinated efforts of our marketing team to secure transportation and processing capacity.

Our strategy remains to deliver durable financial returns to our stockholders while executing our safe, efficient and environmentally responsible development plans. We expect Appalachian natural gas to play a pivotal role in meeting surging energy demands driven by domestic base-load power demand growth and the global expansion of liquefied natural gas markets. Recent geopolitical events in the Middle East are another reminder of the important, stabilizing role that U.S. natural gas and NGLs play in the global energy ecosystem. At the same time, increasing adoption of artificial intelligence and the further electrification of our daily lives depends on the ability to secure reliable, long-duration and affordable energy sources. We believe natural gas produced in Appalachia is ready and capable to heed these calls. Range's high-quality, long-duration asset base is in an ideal position to meet growing future demand for natural gas and NGLs in Appalachia, the United States and the world.

Listening to Stockholder Feedback

We proactively engage with stockholders and feedback from these engagements helps inform our viewpoints and decisions. We remain committed to regular and transparent engagements. We value your views and feedback.

On behalf of the entire Board, we would like to thank all of our stockholders for your ongoing support and investment in Range. We are proud of our employees for their many accomplishments, and I am very grateful for the counsel and guidance of my fellow directors. We look forward to your vote at the Annual Meeting.

Sincerely yours,

Greg G. Maxwell
Chairman of the Board March 31, 2026

Notice of 2026 Annual

Meeting of Stockholders

Items of Business

1	To elect the seven nominees named in the attached Proxy Statement to our Board, each for a term expiring at the 2027 annual meeting or when their successors are duly elected and qualified;
2	To consider and vote on a non-binding proposal to approve our executive compensation philosophy (“say-on-pay”);
3	To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2026; and
4	To transact any other business properly brought before the meeting.

Who Can Vote

Stockholders of record at the close of business March 16, 2026, may vote at the Meeting or any postponements or adjournments of the Meeting.

Date & Time Wednesday, May 13, 2026, 8:00 A.M. Central Time	Place https://ir.rangeresources.com/events/event-details/2026-annual-meeting-stockholders

How to Cast Your Vote
•
Online before the Meeting: www.proxyvote.com
•
By phone: 800-690-6903
•
Proxy Card or Voting Instruction Form: Complete, sign, and return your proxy card
•
Scan the QR code on your proxy card by mobile device
•
You may vote at the Annual Meeting

Stockholders will also vote on any other business that is properly brought before the Meeting. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days before the Meeting at our Fort Worth office at the address listed below.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your vote. If you have any questions regarding the Meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and vote at the Meeting.

By Order of the Board of Directors	100 Throckmorton Street Suite 1200 Fort Worth, Texas 76102

Erin W. McDowell
Corporate Secretary

TABLE OF CONTENTS

Proxy Summary	1	Grants of Plan-Based Awards in 2025	45
		Outstanding Equity Awards at 2025 Fiscal Year-End	47
Proxy Statement	9	Option Exercises and Stock Vested in 2025	48
PROPOSAL 1: Election of Directors	10	Potential Payments upon Termination and Change in Control	53
Nomination and Election of Directors Nominated by the Board	10	Other Post-Employment Payments	55
		Equity Compensation Plan Information	57
Required Vote and Recommendation	10	Pay Versus Performance	58
Nominees For Director – Terms Expire 2027	12	Pay-For-Performance Alignment	60
		CAP Versus Total Stockholder Return	60
Corporate Governance	17	CAP Versus Net Income	61 61
Director Compensation	24	CAP Versus Net Debt
Compensation Committee Interlocks and Insider Participation	25
		PROPOSAL 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	63
Stock Ownership-Directors, Management and Certain Beneficial Owners	26

Security Ownership of Certain Beneficial Owners	27	Required Vote and Recommendation	63
		Report of the Audit Committee	64
PROPOSAL 2: Advisory Vote to Approve Executive Compensation	28	Independent Registered Public Accountants	65
		Audit Fees	66
Required Vote and Recommendation	28	Tax Fees	66
Compensation Discussion and Analysis	29	Pre-Approval Policy and Procedures	66

How We Determine Executive Compensation	30	Other Business	67

2025 Compensation Program Elements	35	Stockholder Proposals for 2027 Annual Meeting	67

2026 Compensation Program	40	Frequently Asked Questions and Answers	68
Compensation Committee Report	42	Proxy Materials and Voting Information	68
		Company Documents, Communications and Stockholder Proposals	71
Executive Compensation Tables	43
Summary Compensation Table	43
CEO Pay Ratio	44	Annex A	73

PROXY SUMMARY

This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2025 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2026 Annual Meeting Information

DATE & TIME Wednesday, May 13, 2026 8:00 a.m. Central Time	PLACE Virtual registration accessible at: https://ir.rangeresources.com/events/event-details/2026-annual-meeting-stockholders	RECORD DATE March 16, 2026

Voting Matters and Board Recommendations

It is important that you vote. Please carefully review the proxy materials for the 2026 Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

PROPOSAL 1: Election of Directors	The Board Recommends you vote FOR each Nominee	Page 10
PROPOSAL 2: Advisory Vote to Approve Executive Compensation	The Board Recommends you vote FOR this proposal	Page 28
PROPOSAL 3: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	The Board Recommends you vote FOR this proposal	Page 63

1

PROXY SUMMARY

Our Company

Range Resources Corporation ("Range" or "Company") is a leading U.S. independent natural gas, NGLs and oil (predominately condensate but referred to herein as "oil") producer engaged in operations focused in the Appalachian region of the United States. Our principal area of operations is the Marcellus Shale in the Commonwealth of Pennsylvania.

Our overarching business objective is to build stockholder value through returns-focused development of our natural gas and NGLs properties. Our strategy to achieve our business objective is to generate consistent cash flows from reserves and production through internally-generated drilling projects. We operate in a safe, environmentally responsible manner with a focus on cost-efficiency and responsible development of our world-class asset base. Our diverse transportation portfolio enables us to optimize the value of our production. We maintain a large set of customers in domestic and international markets which allows us to maximize future cash flows and diversify risk.

2025 Financial Highlights

$1.2B Cash Flows from Operating Activities	$1.7B Available Under Credit Facility at Year-End	$832M Income before Income Taxes

$231M Share Repurchases	$2.8B Natural gas, NGLs and Oil Sales	$86M Total Dividends Paid

We continued to deliver strong financial results in 2025 through responsible development of our world-class asset base coupled with a thoughtful and strategic hedging program. These financial results are a by-product of our leading capital efficiency. Our balance sheet strength affords us flexibility in determining the best use cases to return capital to our stockholders and invest in the long-term development of our assets.

2025 Business Highlights
•
Revenue from the sale of natural gas, NGLs and oil (including cash settlements on our derivatives) increased 11% from 2024
•
Cash flow from operating activities, before working capital changes, of $1.3 billion(a)
• Debt to EBITDAX ratio of 0.8x at December 31, 2025(a) • Repurchased 33.1 million shares from inception of share repurchase program through December 31, 2025 • Reduced net debt by $186 million(a)

(a) Annex A includes reconciliations for non-GAAP financial measures to comparable generally accepted accounting principles in the United States ("U.S. GAAP") measures.

2026 PROXY STATEMENT	2

PROXY SUMMARY

2025 Operational Highlights

Total Production	Total Proved Reserves(a)	Lateral feet drilled	Capital Investment	Range Produced Water Recycling Rate

(a) Total proved reserves presented as of December 31, 2025.

In 2025, Range achieved significant operational milestones underscoring our commitment to efficient use of resources, safety and responsible growth. Our operational performance was driven by safe execution of announced drilling plans coupled with operational improvements through improvements in hydraulic fracturing stages per day and length of horizontal well development. These outcomes are a reflection of the dedication of our employees and business partners to the execution of our business strategy. We plan to continue this positive momentum so that we can continue to enhance our commitment to efficiency, safety and responsible growth.

2025 Operational Results
•
18th consecutive year of positive reserve performance revisions
•
100% drilling success rate
•
Total 2025 production was comprised of 69% natural gas, 30% NGLs and 1% oil
•
Expanded the installation and use of compressed air pneumatic controllers

•
Expanded "A" grade MiQ certification to include all Pennsylvania production
•
Maintained net zero scope 1 and 2 GHG emissions
•
Grew production 19.8 bcfe compared to 2024 and ended 2025 with over 500,000 lateral feet of accumulated drilled-but-uncompleted inventory

3

PROXY SUMMARY

Board Nominees and Committee Memberships

Name		Age	Director Since	Principal Occupation	A	C	ES	GN
	Brenda A. Cline Independent	65	2015	Chief Financial Officer, Treasurer and Secretary of the Kimbell Art Foundation	▲	●	●
	Margaret K. Dorman Independent	62	2019	Former Executive Vice President, Chief Financial Officer and Treasurer of Smith International, Inc.	●	▲	●
	Charles G. Griffie Independent	53	2023	Former Senior Vice President Engineering and Operations, Western Midstream Partners			▲	●
	Christian S. Kendall Independent	59	2025	Former President and Chief Executive Officer, Denbury Inc.			●	●
	Greg G. Maxwell Independent	69	2015	Former Executive Vice President, Finance and Chief Financial Officer of Phillips 66	●	●	●
	Reginal W. Spiller Independent	73	2021	President and Chief Executive Officer of Azimuth Energy Investments, LLC and formerly Deputy Assistant Secretary of Oil & Gas at U.S. Department of Energy		●	●	▲
	Dennis L. Degner	53	2023	Chief Executive Officer and President, Range Resources Corporation

A Audit C Compensation ES ESG & Safety GN Governance & Nominating ● Member ▲ Chair

2026 PROXY STATEMENT	4

PROXY SUMMARY

Key Qualifications

The following are some of the key qualifications and skills of our Board.

Skill	Cline	Dorman	Griffie	Kendall	Maxwell	Spiller	Degner
CEO/Senior Officer Experience Provides valuable expertise as a "C-level" executive of a publicly traded company or large private company	●	●	●	●	●	●	●
Industry Experience Provides industry knowledge and understanding of challenges and opportunities that exist in oil and gas		●	●	●	●	●	●
Financial Reporting Experience Provides experience in evaluating our financial performance and overseeing the integrity of our financial reporting	●	●		●	●
Banking/Finance Experience Provides capital markets and M&A experience	●	●		●	●
Engineering/Geoscience Provides technical knowledge related to our business operations and lease development opportunities			●	●		●	●
Technology Provides experience in managing IT systems and data management	●	●	●	●	●	●	●
Risk Management Provides experience in enterprise risk oversight and strategic development	●	●	●	●	●	●	●
Environmental, Health, Safety and Sustainability Provides understanding of regulatory frameworks and environmental and safety best practices		●	●	●		●	●

The lack of a mark for a particular item does not mean the director does not possess that qualification, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates the item is a particularly prominent qualification, characteristic, skill or experience that the director brings to the Board.

The Board considers these competencies when evaluating director nominees and board composition as a whole. The Board believes that a mix of these skills and qualifications provides the composition necessary to effectively oversee the Company’s execution of its strategy.

5

PROXY SUMMARY

Demonstrated Commitment to Board Refreshment

Since 2021, the Board has added four new directors to the Board, three of whom are independent. These recent refreshment activities have resulted in the Board possessing an average tenure of approximately 6 years. These actions demonstrate the Board’s desire to achieve a diverse and broadly inclusive membership with individuals who collectively possess the skills and experiences we will need to succeed now and into the future.

1
6/7
Independent
6
Independent
Not independent
2
57%
Diversity
3
2
Gender diversity
Racial/ethnic diversity
Not diverse

Corporate Governance Highlights

The Board is committed to strong corporate governance policies and practices. We seek to evolve with the best practices in governance and encourage input on governance matters from Range’s stockholders. Range’s corporate governance highlights, which are discussed in more detail beginning on page 17, include:

Independent Chairman;
Defined roles for Committee work through established Charters;
Independent directors meet regularly in executive session without management;
Annual Board self-evaluation process;
Annual election of all directors;
Majority Vote Standard – No super majority voting requirement;
Stockholders have the right to call special meetings;
Stockholders may take action by written consent;
Stockholders have the right to proxy access; and

Every year, Range’s Board conducts outreach to stockholders, typically covering greater than 65% of shares outstanding, to provide an opportunity to meet directly with several of our independent directors.

2026 PROXY STATEMENT	6

PROXY SUMMARY

Engagement and Responsiveness to Stockholders

Management and, in many cases, multiple independent directors conduct regular outreach to gather feedback on our business strategy, corporate governance, executive compensation and sustainability. We maintain a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Range Resources Corporation 100 Throckmorton Street, Suite 1200 Fort Worth, TX 76102	Investor Relations 817-869-4267	ir@rangeresources.com	Range Annual Meeting https://ir.rangeresources.com/events/event-details/2026-annual-meeting-stockholders

Our compensation program received strong stockholder support at our 2025 Annual Meeting with 99% of stockholder votes cast voting in favor of the compensation of our Named Executive Officers ("NEOs").

STOCKHOLDER SAY-ON-PAY APPROVAL AT THE 2025 ANNUAL MEETING

We have observed a trend of consistent, strong stockholder support for our executive compensation program over the past three years, with stockholders voting to approve the say-on-pay proposal which exceeded a rate of 98% in each of the past three years.

Stockholder Say-on-Pay Approval
Stockholder support has exceeded 98% in each of the past three years

100%
98%
96%
94%
92%
90%
98.1%
98.5%
99.1%
2023
2024
2025

After shareholder engagement, feedback received and our strong stockholder support, the Compensation Committee did not make significant changes to the executive compensation program in response to the say-on-pay vote results in 2025. The Compensation Committee will continue to evaluate our executive compensation program, taking into account stockholder feedback, including future “say-on-pay” vote results.

7

PROXY SUMMARY

Executive Compensation Overview Program Summary

The Compensation Committee believes that a program weighted toward variable, at-risk compensation helps align the interest of management and stockholders. The charts below illustrate our CEO and Average Remaining NEOs 2025 at-risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Range meets certain performance measures.

Environmental, Social and Governance (ESG)

Our investors are interested in how sustainability is integrated into our business objectives and corporate culture. In our annual board outreach, we reviewed our progress against stated corporate objectives and covered topics from our 2024–2025 Corporate Sustainability Report (“CSR”), which is available on our company website. We believe our focus on balance sheet strength, full-cycle costs and environmental performance positions us to sustainably create value for our stockholders through commodity cycles. We remain focused on our direct emissions through continued emissions reduction efforts, including evaluation and implementation of new technology and engineering solutions along with appropriate carbon offsets. The 2024–2025 CSR is not incorporated by reference herein or otherwise made a part of this Proxy Statement or any other filings with the Securities and Exchange Commission (the "SEC").

Important Dates for 2027 Annual Meeting of Stockholders (page 67)

Stockholder proposals submitted for inclusion in our 2027 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us on or before December 1, 2026.

2026 PROXY STATEMENT	8

PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2026 Annual Meeting of Stockholders of Range Resources Corporation. The meeting will be held telephonically on May 13, 2026, at 8:00 a.m., Central Time. The proxies also may be voted at any adjournment or postponements of the meeting.

The mailing address of our principal office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. We are first furnishing these proxy materials to stockholders on March 31, 2026.

All properly executed written proxies and all properly completed proxies submitted by telephone, mobile device or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Range common stock as of the close of business on March 16, 2026, the record date, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting. Each owner of Range common stock on the record date is entitled to one vote for each share of Range common stock held. On March 16, 2026, there were 235,484,929 shares of Range common stock outstanding and entitled to vote.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to Be Held on May 13, 2026.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.rangeresources.com.

9

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1
Election of Directors
The Board of Directors recommends a vote FOR all of the nominees

Nomination and Election of Directors Nominated by the Board

All of our directors are elected to a single year term. As a result, the current term of all our directors expires at the 2026 Annual Meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board proposes that each of the nominees, all of which are currently serving as directors, be elected for a new term expiring at the 2027 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board. Our Board does not presently contemplate that any of the nominees will become unavailable for election.

Required Vote and Recommendation

Because it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board. Under our by-laws, in the event a candidate for the Board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Abstain” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore, broker non-votes will not affect the outcome of this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. The reasons described at the end of each biographical summary for each nominee that discusses the skills, qualifications and attributes of such candidates, led the Governance and Nominating Committee to recommend such persons for re-election to the Board. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes cast by the holders of shares of our common stock present in person or by proxy and entitled to vote at the Meeting. Under our by-laws, a "Contested Election" is an election in which the number of nominees for director is greater than the number to be elected, and an election is considered “uncontested” if an election in which the number of nominees for director is not greater than the number to be elected.

2026 PROXY STATEMENT	10

PROPOSAL 1: ELECTION OF DIRECTORS

Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance and Nominating Committee for positions on our Board. Under these criteria, members of our Board are expected to have:

•
high professional and personal ethics and values;
•
expertise and perspective needed to govern the business and support senior management;
•
commitment to enhancing stockholder value;
•
interest and enthusiasm in Range and a commitment to become involved in its future;
•
sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge;
•
sound business judgment, constructively participate in discussions and sufficiently broad perspective to make meaningful contributions; and
•
the interests of all stockholders in their decision making.

Our Board prefers to have a reasonable number of directors who have experience within the oil and gas industry. Further considerations are included in the Governance and Nominating Committee’s charter.

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Principles and the rules of the New York Stock Exchange (“NYSE”), the Board must affirmatively determine the independence of each director and director nominee. The Governance and Nominating Committee considers all relevant facts and circumstances including, without limitation, transactions during the previous year between Range and the director directly, immediate family members of the director, organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Governance and Nominating Committee then makes a recommendation to the Board with respect to the independence of each director and director nominee. Based on these considerations, the Board determined the following directors indicated by a check mark are independent:

Brenda A. Cline
Margaret K. Dorman
Charles G. Griffie
Christian S. Kendall
Greg G. Maxwell
Reginal W. Spiller
Dennis L. Degner*

* As CEO of the Company, Mr. Degner is not independent.

Director Refreshment

Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge and adding directors who bring a diversity of perspectives and experience. Examples include the following:

•
Among the seven nominees for election to the Board, four were named to the Board since 2021; and
•
Average non-employee Board tenure of 6 years displays the long-term commitment to thoughtfully and systematically refresh the Board.

Board nomination is described in greater detail in the section “Identifying and Evaluating Board Nominees for Directors” within this Proxy Statement.

11

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees For Director – Terms Expire 2027

Independent Age: 65 Director Since: 2015 Board Committees: Audit (Chair) ESG & Safety Compensation	BRENDA A. CLINE

Ms. Cline became a director in 2015. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private operating foundation that holds significant investments in oil and gas interests and owns and operates the Kimbell Art Museum, Fort Worth, Texas. Before 1993, Ms. Cline was a Senior Manager with Ernst & Young LLP. Ms. Cline also serves on the Board of Trustees of Texas Christian University. Ms. Cline is a certified public accountant. She earned her Bachelor of Business Administration, Accounting degree, summa cum laude, from Texas Christian University.

Current Public Company Directorships

Tyler Technologies, Inc.

Public Company Directorships Within the Past Five Years

Cushing Funds; American Beacon Funds

Skills and Experience

	CEO/Senior Officer	Financial Reporting	Banking/ Finance	Technology

Risk Management

Independent Age: 62 Director Since: 2019 Board Committees: Compensation (Chair) Audit ESG & Safety	MARGARET K. DORMAN

Margaret K. Dorman became a director in 2019. Ms. Dorman has over 35 years of experience in the energy industry, largely focused in the oilfield service and equipment sector. In 2009, she retired as the Executive Vice President, Chief Financial Officer and Treasurer of Smith International, Inc. (now part of SLB Ltd.) after spending more than a decade in that role. Previously, she held management positions at Landmark Graphics, prior to its acquisition by Halliburton Corporation, and Ernst & Young LLP. Ms. Dorman earned a Bachelor of Arts degree in Economics-Business from Hendrix College and is a certified public accountant.

Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Equitrans Midstream Corporation

Skills and Experience

	CEO/Senior Officer	Industry	Financial Reporting	Banking/ Finance

	Technology	Risk Management	Environmental, Health, Safety and Sustainability

2026 PROXY STATEMENT	12

PROPOSAL 1: ELECTION OF DIRECTORS

Independent Age: 59 Director Since: 2025 Board Committees: ESG & Safety Governance and Nominating	CHRISTIAN S. KENDALL

Mr. Kendall became a director in 2025. Mr. Kendall has more than 30 years of experience in the oil and gas industry, most recently as the President and Chief Executive Officer of Denbury Inc., and a member of Denbury's Board of Directors from July 2017 to November 2023. Mr. Kendall guided the company through bankruptcy and emergence therefrom, until November 2023, when it was acquired by ExxonMobil Corporation. Mr. Kendall joined Denbury as Chief Operating Officer in September 2015 and was named President in October 2016. Prior to joining Denbury, Mr. Kendall was with Noble Energy, last serving as Senior Vice President, Global Operations Services. Over the course of his 14-year tenure at Noble Energy, he held a wide range of international and domestic leadership positions, primarily in the Eastern Mediterranean, Latin America and the Gulf of Mexico regions. Mr. Kendall began his career at Mobil Oil Corporation in 1989. Mr. Kendall earned his Bachelor of Science degree in Engineering, Civil Specialty, from the Colorado School of Mines and is a graduate of the Advanced Management Program at the Harvard Business School. He also serves as an advisory board member for Southern Methodist University's Maguire Energy Institute.

Current Public Company Directorships

NOV, Inc., California Resources Corporation

Public Company Directorships Within the Past Five Years

None

Skills and Experience

	CEO/Senior Officer	Industry	Financial Reporting	Banking/ Finance

	Engineering/ Geoscience	Technology	Risk Management	Environmental, Health, Safety and Sustainability

Independent Age: 53 Director Since: 2023 Board Committees: ESG & Safety (Chair) Governance and Nominating	CHARLES G. GRIFFIE

Mr. Griffie became a director in 2023. Mr. Griffie has more than 25 years of experience in the oil and gas industry, with a focus in midstream and E&P operations. In 2022, he retired as Senior Vice President Engineering and Operations of Western Midstream Partners, LP. Mr. Griffie also worked in the Appalachia Basin and was a founding executive and Senior Vice President, Midstream and Marketing for Olympus Energy. Prior to that, Mr. Griffie had an extensive career with Anadarko Petroleum Corporation. Mr. Griffie earned a bachelor’s degree in mechanical engineering and an MBA from the University of Colorado at Denver. He has also completed the Program for Leadership Development – Executive Education at Harvard Business School.

Current Public Company Directorships

Koloma, Inc., Caturus Energy, LLC

Public Company Directorships Within the Past Five Years

None

Skills and Experience

	CEO/Senior Officer	Industry	Engineering/ Geoscience	Risk Management

	Technology	Environmental, Health, Safety and Sustainability

13

PROPOSAL 1: ELECTION OF DIRECTORS

Chairman Independent Age: 69 Director Since: 2015 Board Committees: Audit Compensation ESG & Safety	GREG G. MAXWELL

Mr. Maxwell became a director in 2015. Mr. Maxwell served as executive vice president, finance, and chief financial officer for PSX (Phillips 66), a diversified energy company engaged in processing, transporting, storing, and marketing fuels and petrochemicals globally until his retirement on December 31, 2015. Mr. Maxwell has over 37 years of experience in various financial roles within the petrochemical and oil and gas industries. Mr. Maxwell served as senior vice president, chief financial officer and controller for Chevron Phillips Chemical Company from 2003 until joining Phillips 66 in 2012. He joined Phillips Petroleum Company in 1978 and held various positions within the comptroller’s group, including the corporate planning and development group, the corporate treasury department and downstream business units. He is a certified public accountant and a certified internal auditor. He earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

Jeld – Wen Holding, Inc.

Skills and Experience

	CEO/Senior Officer	Industry	Financial Reporting	Banking/ Finance

	Technology	Risk Management

Independent Age: 73 Director Since: 2021 Board Committees: Governance and Nominating (Chair) Compensation ESG & Safety	REGINAL W. SPILLER

Mr. Spiller became a director in 2021. Mr. Spiller began his energy career as a geologist with Exxon USA and is now President and Chief Executive Officer of Azimuth Energy Investments, LLC, providing energy advisory services to upstream companies. Mr. Spiller also had a distinguished public service career, having served as the Deputy Assistant Secretary of Oil and Gas at the U.S. Department of Energy, focusing on the development of advanced technologies for the natural gas and oil industry. He is still active with the DOE’s fossil energy technology and carbon capture projects and has served on several National Research Council/National Academy of Science boards. He is a member of the American Association of Petroleum Geologists, Society of Petroleum Engineers, Geologic Society of America, and the National Association of Black Geoscientists. He earned a Bachelor’s degree in Geology from the State University of New York and a M.S. in Geology from Pennsylvania State University.

Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Skills and Experience

	CEO/Senior Officer	Industry	Engineering/ Geoscience	Technology

	Risk Management	Environmental, Health, Safety and Sustainability

2026 PROXY STATEMENT	14

PROPOSAL 1: ELECTION OF DIRECTORS

Age: 53 Director Since: 2023 Board Committees: None	DENNIS L. DEGNER

Mr. Degner became a director in 2023 when he was appointed the Company’s Chief Executive Officer and President. Mr. Degner joined Range in 2010 as vice president of the Appalachia business unit and served in this role until 2018. Mr. Degner was named senior vice president of operations in 2018 and Chief Operating Officer in May 2019. Mr. Degner has more than 25 years of oil and gas experience, having worked in a variety of technical and managerial positions across the United States, including Texas, Louisiana, Wyoming, Colorado and Pennsylvania. Prior to joining Range, Mr. Degner held positions with EnCana, Sierra Engineering and Halliburton. Mr. Degner is a member of the Society of Petroleum Engineers. Mr. Degner holds a Bachelor of Science degree in Agricultural Engineering from Texas A&M University. He is also a member of the National Petroleum Council.

Current Public Company Directorships

None

Public Company Directorships Within the Past Five Years

None

Skills and Experience

	CEO/Senior Officer	Industry	Engineering/ Geoscience	Technology

	Risk Management	Environmental, Health, Safety and Sustainability

Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider stockholder nominations for director candidates as described below under “Identifying and Evaluating Board Nominees for Directors.” In evaluating such nominations and in evaluating the composition of the Board, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth above under “Director Qualifications.” Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership, meet the requirements set forth in our by-laws and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Identifying and Evaluating Board Nominees for Directors

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Governance and Nominating Committee regularly assesses the appropriate size of our Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Governance and Nominating Committee and may be considered at any point during the year.

The Board ensures refreshment and continued effectiveness through evaluation, nomination and other policies, processes and practices. For example:

•
The Governance and Nominating Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole;
•
The Governance and Nominating Committee annually reviews each director’s continuation on the Board and makes recommendations to the full Board; and

15

PROPOSAL 1: ELECTION OF DIRECTORS

•
The Governance and Nominating Committee oversees an annual self-assessment of the full Board, with each Board member participating in the process.

The Governance and Nominating Committee also considers any stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board and evaluates the experience, skills, abilities and qualifications of each candidate and considers the diversity of the current members of the Board.

Proxy Access

The Company’s by-laws allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. To utilize proxy access, a stockholder or a group of up to 20 stockholders, must have continuously owned at least 3% of the Company's outstanding common for at least three years as of the date the required notice is provided to the Company. For purposes of determining the 20-stockholder limit, two or more funds that are part of the same Related Fund Group (as defined in the Company's by-laws) are counted as a single stockholder. The maximum number of nominees is 20% of the Board or 2, whichever is greater. If you wish to utilize the Company’s proxy access process, you must submit the information required under the by-laws to the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e., March 31, 2026 for this Proxy Statement). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary. Any questions regarding the Company’s proxy access procedures may be directed to the Company’s Corporate Secretary.

2026 PROXY STATEMENT	16

CORPORATE GOVERNANCE

We are committed to sound and strong corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public and you, our stockholders. The Board continually reviews evolving best practices in governance and seeks input from Range’s stockholders through our ongoing stockholder engagement program. Our website contains a number of documents that are helpful to your understanding of our corporate governance practices, including:

•
Corporate Governance Guidelines;
•
Certificate of Incorporation;
•
By-laws (including proxy access);
•
Board Committee Charters;
•
Code of Business Conduct and Ethics and information about how to report concerns;
•
Background and Experience of our Board;
•
Background and Experience of Senior Management; and
•
Stock ownership guidelines.

Summary of Key Governance Highlights

  Director retirement age of 75

  Ability of stockholders to act by written consent

  Ability of stockholders to call special meetings

  Majority voting for directors

  Annual election of all directors

  Diverse board skills and experience

  Annual board, committee and director evaluations

  Stockholder outreach to over 65% of outstanding shares before the 2026 Annual Meeting

  Code of business conduct and ethics

  Corporate governance guidelines

  Stockholders have the right to proxy access

  Board and Audit Committee risk oversight

  Compensation risk assessment

  Review of related party transactions

  Non-hedging and pledging policies of Company stock

  Insider trading policy

  Clawback policy

  Executive sessions of independent directors held at each regularly scheduled Board Meeting

  Management and director stock ownership guidelines

Board Leadership Structure

Board Overview
• Independent Chairman of the Board; • Active engagement by all directors; • 6 of our 7 director nominees are independent; and	• All members of the Audit Committee, the Compensation Committee, the ESG & Safety Committee and the Governance and Nominating Committee are independent.

17

CORPORATE GOVERNANCE

Chairman and CEO Roles

At different times in the Company’s history, the positions of chairman and chief executive officer have been split or combined as circumstances have warranted. The Board recognizes that no single leadership structure is right for all companies at all times. Accordingly, annually the Board may elect as Chairman any member of the Board, including the CEO. Currently, the Chairman is independent. The Chairman of the Board presides at the Board meetings and meetings of stockholders and his responsibilities include, among other things:

•
Calling meetings of the independent directors and chairing executive sessions of the Board at which no members of management are present;
•
Approving the agendas for Board meetings;
•
Proposing a schedule of Board meetings and the information to be provided by management for Board consideration;
•
Recommending the retention of consultants who report directly to the Board;
•
Assisting in assuring compliance with the Corporate Governance Guidelines and recommending revisions to the policies;
•
Evaluating, along with the other independent directors, the performance of the Chief Executive Officer;
•
Consulting with Board members as to recommendations on membership and chairpersons of Board committees and discussing recommendations with the Governance and Nominating Committee;
•
Communicating the views of the independent directors and the Board committees with respect to objectives set for management by the Board; and
•
Serving as a liaison between the Board and Range’s stockholders.

BOARD Attendance

The Board met six times in 2025. Each director attended 100% of the meetings held by the Board and the committees on which he or she served during the year. Directors are expected to attend all meetings of stockholders, the Board and the committees on which they serve. All of our directors attended the 2025 Annual Meeting of Stockholders.

Executive Sessions of Non-Employee Directors

Non-employee directors meet in executive session without management present at each regularly scheduled Board meeting and may meet at other times at the discretion of the Chairman or at the request of any non-employee director.

BOARD Review and Approval of Related Person Transactions

Our Governance and Nominating Committee charter includes a provision regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Exchange Act and related rules as a related person transaction and making a recommendation to our Board regarding the initial authorization or ratification of any such transaction. If our Board considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

2026 PROXY STATEMENT	18

CORPORATE GOVERNANCE

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances, including, if applicable:

•
whether there is an appropriate business justification for the transaction;
•
the benefits that accrue to us as a result of the transaction;
•
the terms available to unrelated third parties entering into similar transactions;
•
the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);
•
the availability of other sources for comparable products or services;
•
whether it is a single transaction or a series of ongoing, related transactions; and
•
whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

Employment of Family Members

Mark Windle serves as the Company’s Director – Corporate Communications. Mr. Windle is the brother of Erin McDowell, the Company’s General Counsel. Mr. Windle was paid an aggregate salary and bonus of approximately $287,000 for his services in 2025. Like all full-time Company employees, Mr. Windle is eligible to receive an annual equity award along with health and welfare benefits on the same basis as other eligible employees. In 2025, Mr. Windle’s equity award was valued at approximately $186,250. Mr. Windle’s employment with Range pre-dates Ms. McDowell’s tenure and he does not report, directly or indirectly, to Ms. McDowell.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics which is applicable to all of our directors and employees including our principal executive officer, our principal financial officer and our principal accounting officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive and financial officers and directors) on our website at www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted February 20, 2013. The Code of Business Conduct and Ethics was reviewed by our Board and our Governance and Nominating Committee in early 2026.

Risk Oversight by the Board

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decisions, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has empowered its committees with risk oversight responsibilities. Each of the committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss change or improvement that may be required or desirable. In addition, the Board receives regular and detailed reports from management covering cybersecurity and other risks involving technology.

19

CORPORATE GOVERNANCE

Board of Directors – Oversees Major Risks and Strategy
• Commodity prices and hedging • Financial strength and flexibility • Cybersecurity and technology • Reserves and resource development		• Health, safety, environment and regulatory matters • Talent development, retention and compensation • Executive succession planning • Asset integrity

Audit Committee	Compensation Committee	ESG and Safety Committee	Governance and Nominating Committee
Primary Risk Oversight: • Financial statements and reporting • Enterprise risk management program	Primary Risk Oversight: • Compensation policies/practices • Incentive related risks	Primary Risk Oversight: • Sustainability, EHS and climate matters • Workplace health and safety	Primary Risk Oversight: • Governance structure and policies • Director qualifications and skills

Management
• Meets regularly • Discusses developments to identified risks	• Identifies emerging risks • Develops mitigation measures	• Updates the Board and committees on risk assessments

The Audit Committee plays a central role in the Board’s oversight of internal risks by evaluating the Company’s financial reporting, supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, and monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board).

The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including our NEOs, is considered in such policies and programs and does not incentivize excess risk taking.

The ESG and Safety Committee monitors risks and opportunities related to ESG, climate and sustainability matters including identifying, assessing, monitoring and managing the principal risks associated with health, safety and the environment.

The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes, including the Company’s Code of Business Conduct and Business Ethics compliance function, Board Committee Charters and Board annual evaluations, to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

Cybersecurity is an integral part of risk management. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents. Our Board receives a quarterly cybersecurity report from our information technology department and an update from management which includes additional discussions of any relevant issues related to the understanding of technology and cybersecurity risk that may be relevant at any given time. This report includes, among other things, information regarding our current security posture and on-going cybersecurity events. Cybersecurity incidents meeting a pre-determined minimum threshold are communicated to our Board. Range has not experienced a material cybersecurity breach.

2026 PROXY STATEMENT	20

CORPORATE GOVERNANCE

While the Board and its committees oversee risk management, Range management is responsible for managing risk. We have a robust enterprise risk management process for identifying, assessing and managing risk and monitoring risk mitigation strategies. The Company has a standing risk management committee comprised of officers and senior managers from across the business to assess each enterprise level risk and identify emerging risks. The Company's risk management committee provides periodic reports to the Audit Committee.

Board Committees

Our Audit Committee, Compensation Committee, ESG & Safety Committee and Governance and Nominating Committee are each composed of independent directors. The primary responsibilities of the committees are described below. From time to time, the Board delegates additional duties to the standing committees.

Members: Brenda A. Cline (Chair) Margaret K. Dorman Greg G. Maxwell	Audit Committee	Meetings in 2025: 6*

Primary Responsibilities

•
prepares the Audit Committee report for inclusion in the annual proxy statement;
•
annually reviews our Audit Committee charter and our Audit Committee’s performance;
•
appoints, evaluates and approves the compensation of our independent registered public accounting firm;
•
reviews and approves the scope of the annual audit;
•
reviews testing of our disclosure controls and procedures;
•
supervises our internal audit functions;
•
reviews our corporate policies with respect to financial information and earnings guidance;
•
oversees any investigations into complaints concerning financial matters; and
•
reviews any risks that may have a significant impact on our financial statements.

The Audit Committee members are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines and are financially literate. The Board has determined that Ms. Cline is the “audit committee financial expert” within the meaning of the SEC’s regulations. In addition, the other members of the committee, Ms. Dorman and Mr. Maxwell also qualify as a “financial expert” under the applicable standards. The Audit Committee’s Charter was prepared by the Audit Committee and approved by the Board of Directors.

*The Audit Committee met with the Company’s internal audit team and independent auditor at all six meetings, with and without management present.

21

CORPORATE GOVERNANCE

Members: Margaret K. Dorman (Chair) Brenda A. Cline Greg G. Maxwell Reginal W. Spiller	Compensation Committee	Meetings in 2025: 5

Primary Responsibilities

•
discharges our Board of Directors’ responsibilities for compensation of our executives and directors;
•
produces an annual report on executive compensation for inclusion in our proxy statement;
•
provides oversight of our compensation structure, including our equity compensation plans and benefits programs;
•
reviews and provides guidance on our human resources programs;
•
retains and approves the terms of the retention of any compensation consultants and other compensation experts;
•
evaluates human resources and compensation strategies and oversees our total incentive compensation program, including considering the risks associated with such programs;
•
reviews and approves objectives relevant to executive officer compensation and evaluates performance;
•
determines the compensation of executive officers in accordance with those objectives;
•
approves and amends our incentive compensation and equity award or share-based payment program (subject to stockholder approval, if required);
•
oversees our clawback policy;
•
recommends director compensation to our Board of Directors;
•
monitors director and executive stock ownership; and
•
annually evaluates our Compensation Committee's performance and our Compensation committee charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Board of Directors.

Members: Charles G. Griffie (Chair) Brenda A. Cline Margaret K. Dorman Christian S. Kendall Greg G. Maxwell Reginal W. Spiller	ESG & Safety Committee	Meetings in 2025: 4

Primary Responsibilities

•
assists in the Board’s oversight of sustainability and ESG practices, so that sustainability and ESG risks and opportunities are taken into account when making strategic decisions;
•
develops recommendations to the Board for the formulation and adoption of policies, programs and practices to address sustainability and ESG risks and opportunities;
•
reviews and monitors our compliance with policies, programs and practices concerning safety, sustainability, ESG and climate change-related issues;
•
identifies, evaluates and monitors sustainability, ESG and climate-related risks which affect or could affect our business activities, performance and reputation; and
•
reviews sustainability, ESG and climate change-related legislative and regulatory issues affecting our business and operations.

All of the members of our ESG & Safety Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The ESG & Safety Committee’s charter was prepared by the ESG & Safety Committee and approved by the Board of Directors.

To supplement the ESG & Safety Committee's expertise, we may bring in outside subject matter experts to advise members on current and developing issues relevant to our business.

2026 PROXY STATEMENT	22

CORPORATE GOVERNANCE

Members: Reginal W. Spiller (Chair) Christian S. Kendall Charles G. Griffie	Governance and Nominating Committee	Meetings in 2025: 4

Primary Responsibilities

•
identifies individuals qualified to become directors (including receiving and considering stockholder suggested nominees) consistent with criteria approved by our Board of Directors;
•
oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently;
•
reviews, when necessary, any potential related person transaction of our Company;
•
identifies best practices and recommends corporate governance principles to our Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•
annually assesses the size and composition of our Board of Directors including the diversity of the Board;
•
develops membership qualifications for our Board committees;
•
determines director independence;
•
monitors compliance with our Board of Directors and our Board committee membership criteria;
•
annually reviews and recommends directors for election to the Board;
•
reviews governance-related stockholder proposals and recommends our Board of Directors’ response; and
•
oversees the annual self-evaluation of our Board.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standard of the NYSE, SEC regulations and our Corporate Governance Guidelines. The Governance and Nominating Committee’s Charter was prepared by the Governance and Nominating Committee and approved by the Board of Directors.

23

CORPORATE GOVERNANCE

Director Compensation

Director compensation is set by the Compensation Committee after working with our independent compensation consultant and a review of a peer group of companies. The Compensation Committee generally approves compensation for directors just prior to the Board’s meeting following the election of directors at the Annual Meeting. Compensation arrangements for directors are effective with each election to the Board at the Annual Meeting. The Compensation Committee has also approved the granting of annual stock awards to the directors for a portion of their overall director compensation. Directors who are company employees do not receive any separate compensation for service on the Board or committees of the Board.

CASH COMPENSATION

The following are the annual cash retainers and fees we paid to our non-employee directors for the 2025-2026 term:

Type of Fee	Amount

Annual Board Cash Retainer Fee	$90,000
Additional Retainer for Chairman	$75,000
Additional fee for Audit Committee Chair	$25,000
Additional fee for Compensation Committee Chair	$20,000
Additional fee for Governance and Nominating Chair	$15,000
Additional fee for ESG & Safety Committee Chair	$15,000

Directors do not receive meeting fees for attendance at Board or Committee meetings.

EQUITY-BASED COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

Director stock ownership requirement of 5x annual cash retainer

Non-employee directors were awarded Annual Restricted Stock Awards nearest to the value of $205,000 based on the five day volume weighted average price from May 8 through May 14, 2025. The Chairman was awarded additional Annual Restricted Stock Awards nearest to the value of $75,000 based on the same price. Non-employee directors may defer all or a portion of their cash fees and their stock awards in our Active Deferred Compensation Plan. The Annual Stock Awards are fully vested one year from the date of grant, subject to proration.

Directors are expected to own Range stock valued at a minimum of 5 times the annual cash retainer for non-employee directors. If a director has not achieved the required level of share ownership, the director is required to retain an amount equal to 50% of the shares vesting as a result of any equity awards granted to the director by the Company until he or she is in compliance with the stock ownership policy. A director must continue to retain shares in the amount required for as long as the director serves on the Board. As of the date of this Proxy Statement, all of our current directors are in compliance with the stock ownership guidelines. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

2026 PROXY STATEMENT	24

CORPORATE GOVERNANCE

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
(a)	(b)	(c)	(h)

Brenda A. Cline	$111,319	$212,528	$323,847
Margaret K. Dorman	$104,478	$212,528	$317,006
James M. Funk	$34,973	$—	$34,973
Charles G. Griffie	$95,797	$212,528	$308,325
Christian S. Kendall	$73,652	$212,528	$286,180
Greg G. Maxwell	$161,319	$290,296	$451,615
Reginal W. Spiller	$101,319	$212,528	$313,847

Columns (d), (e), (f) and (g) covering stock appreciation rights (“SARs”), Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format because the directors do not receive any such compensation.

(1)
Reflects annual cash retainer and committee chair retainer paid or earned by our non-employee directors. James Funk retired from our Board effective May 14, 2025. Charles Griffie replaced Mr. Funk as ESG & Safety Committee chair effective upon Mr. Funk's retirement. Mr. Griffie's fees earned in 2025 reflect the fees paid to the ESG & Safety Committee chair prorated over the term served in this capacity by Mr. Griffie in 2025.
(2)
Reflects the aggregate grant date fair value, calculated in accordance with U.S GAAP, for restricted stock awarded to our non-employee directors which become fully vested one year from the date of grant, subject to any required proration, or upon the director's departure from our Board. Each non-employee director received an award of 5,258 shares of restricted stock on May 14, 2025. Mr. Maxwell, as Chairman, received 7,182 shares of restricted stock on May 14, 2025. Number of shares issued was determined by dividing the target stock award dollar amount by the volume weighted average price (VWAP) of Company common stock for the 5 trading days ending the day of the grant (i.e. May 8, 2025 to May 14, 2025) of $38.99. Target stock award dollar amount for non-chairman directors is $205,000. Target stock award dollar amount for the Chairman of the Board is $280,000. Mr. Funk did not receive stock awards in 2025 due to his retirement.

The Governance and Nominating Committee and Compensation Committee continue to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure. The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan, but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. However, any unvested restricted stock will become vested in connection with a Change in Control.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board at fiscal year ended December 31, 2025, consisted of Ms. Dorman, Ms. Cline and Messrs. Maxwell and Spiller. None of the members of the Compensation Committee were at any time during 2025 an officer or employee of the Company. None of our executive officers serve as a member of a board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

25

CORPORATE GOVERNANCE

Stock Ownership-Directors, Management and Certain Beneficial Owners

The following table shows, as of March 16, 2026, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Exchange Act, by the directors, the NEOs, and all senior executive officers and directors, as a group:

	Total Common Shares Beneficially Owned
	Shares Directly Owned	Shares in IRA/ 401(k) Accounts	Shares Owned by Family(d)	Percent of Class	Share in Deferred Compensation Plans(e)	Total Common Shares Controlled	Percent of Outstanding Shares

Brenda A. Cline(a)(b)	130,047	—	—	*	—	130,047	*
Margaret K. Dorman(a)	131,616	—	—	*	—	131,616	*
Charles G. Griffie(a)	16,589	—	—	*	—	16,589	*
Christian S. Kendall(a)	31,364	—	—	*	—	31,364	*
Greg G. Maxwell(a)	116,239	—	—	*	7,438	123,677	*
Reginal W. Spiller(a)	16,921	—	—	*	—	16,921	*
Dennis L. Degner(c)	759,646	—	—	*	22,572	782,218	*
Mark S. Scucchi(c)	681,288	38,730	—	*	—	720,018	*
Erin W. McDowell(c)	92,701	—	—	*	5,509	98,210	*
Alan W. Farquharson(c)	496,070	6,534	7,406	*	5,519	515,529	*
Laith K. Sando(c)	50,000	—	582	*	1,926	52,508	*
All directors and senior executive officers as a group (11 individuals)(e)	2,522,481	45,264	7,988	1.1%	42,964	2,618,697	1.1%

* Less than one percent

(a)
Includes unvested restricted stock of: Ms. Cline - 5,258; Ms. Dorman - 5,258; Mr. Maxwell – 7,182; Mr. Spiller - 5,258; Mr. Griffie - 5,258; Mr. Kendall - 5,258 which will vest on May 14, 2026.
(b)
For Ms. Cline, includes 89,121 shares held by Purple Elm, LP and managed by BCC4 Management LLC which Ms. Cline owns 50% and her husband owns 50%.
(c)
Does not include target performance share units that are subject to performance and vesting to the extent certain performance objectives are achieved of: Mr. Degner – 373,401; Mr. Scucchi – 204,538; Ms. McDowell - 68,503; Mr. Farquharson - 27,934; and Mr. Sando - 22,829.
(d)
Individuals disclaim beneficial ownership.
(e)
Excludes unvested restricted stock grants of: Mr. Degner – 190,485; Mr. Scucchi – 97,642; Ms. McDowell – 68,504; Mr. Farquharson - 27,934; and Mr. Sando - 29,560. These shares were not placed in the Deferred Compensation Plan and will vest at the end of the three years subject to applicable terms and conditions set forth in the award agreement.

2026 PROXY STATEMENT	26

CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 235,484,929 common shares outstanding as of March 16, 2026, by each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

	Common Stock

Name and address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares

T. Rowe Price Associates, Inc.

100 E. Pratt Street

Baltimore, Maryland 21202	29,762,408	(1)	12.64%	29,643,948	—	29,762,335	—

The Vanguard Group

100 Vanguard Blvd

Malvern, PA 19355	24,490,249	(2)	10.40%	—	86,836	24,174,712	315,537

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001	22,530,640	(3)	9.57%	21,107,366	—	22,530,640	—

FMR LLC

245 Summer Street

Boston, MA 02210	16,042,523	(4)	6.81%	15,988,495	—	16,042,523	—

Boston Partners

One Beacon Street

Boston, MA 02108	13,207,282	(5)	5.61%	9,453,906	—	13,207,282	—

(1)
Based on Schedule 13G/A filed with the SEC dated November 14, 2024.
(2)
Based on Schedule 13G/A filed with the SEC dated April 10, 2024.
(3)
Based on Schedule 13G filed with the SEC dated January 24, 2024.
(4)
Based on Schedule 13G/A filed with the SEC dated November 5, 2025.
(5)
Based on Schedule 13G filed with the SEC dated January 16, 2026.

27

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2
Advisory Vote to Approve Executive Compensation
The Board of Directors recommends a vote FOR this proposal

As we do each year, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with the SEC’s compensation disclosure rules. The executive compensation program is described in the Compensation Discussion and Analysis section beginning on page 29 and the other tables and narrative disclosures in this Proxy Statement. Our stockholders have selected an annual frequency for the advisory vote on executive compensation. The next advisory vote on the frequency of shareholder advisory votes on executive compensation is expected to occur at our 2027 annual meeting of stockholders.

The executive compensation program for the NEOs includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do

Majority of NEO compensation is at risk and performance based, which links pay to performance	Maintain robust stock ownership goals for senior executives
Seek stockholder engagement and incorporate feedback	Engage an independent compensation consultant to advise the Compensation Committee
Exercise negative discretion when appropriate	Benchmark executive compensation against our industry peers
All long-term incentive awards are payable in stock	Compensation Peer Group reviewed annually
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders’ interests	Implement compensation policies that provide appropriate retention for executives and leadership development
Request annual say-on-pay advisory vote from stockholders	Reflect health, safety, and environmental (HSE) performance in annual incentive compensation

We are asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

2026 PROXY STATEMENT	28

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

All of our employees, individually and collectively, create our team-oriented culture and drive our world-class operations. Our pay philosophy is focused on incentivizing the shared success of our stockholders and employees, and therefore every full-time employee is eligible to receive equity as part of their annual compensation. We have structured our compensation programs to support our core values of Performance, Innovation, Integrity and Transparency and:

•
Aid in the recruitment and retention of key personnel;
•
Encourage sound business strategy and execution that leads to long-term shareholder value;
•
Incentivize employees to think like stockholders;
•
Establish elements of compensation (base salary, annual short-term incentive and long-term incentive targets) that are fair, equitable and competitive in the markets in which we operate;
•
Develop performance-driven programs that are based on clearly-defined metrics benefiting shareholders;
•
Emphasize a culture of safety and seek to support collaboration and innovation in the organization; and
•
Boost our ability to continue to achieve one of the lowest voluntary employee turnover rates in our peer group.

We also believe our business strategy differentiates Range from our peers and positions us as a leader in the upstream natural gas and NGLs industry. We maintain a peer-leading reinvestment rate, enabling a comprehensive capital allocation strategy that returns cash to stockholders, reinforces our balance sheet and invests in the business. Our operational excellence is reflected in our peer-leading maintenance capital, demonstrating our ability to efficiently deliver results even in competitive environments. Our diversified marketing portfolio further enhances our resilience to market cyclicality, enabling us to capture value across various geographic markets and commodity price cycles.

We are equally committed to cultivating a strong team-oriented culture. Our distinguished voluntary turnover rate (1.8% in 2025) underscores our ability to attract and retain top talent, which is further strengthened by our unique approach of granting equity-based compensation to our full-time employees. Additionally, our exemplary safety and environmental practices reflect our commitment to protecting our employees and minimizing our environmental impact while upholding the highest standards of operational integrity. These differentiators collectively position Range as an industry leader and exemplify our focus on delivering long-term value to stockholders.

The pay design discussed within this section is important to aligning performance with our core values and strategy, while also creating value for our stockholders.

29

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

How we determine executive compensation

Our executive compensation program is carefully designed to align with the Company’s strategic priorities and drive outcomes that are essential to our long-term success. Our disclosures regarding executive compensation have been prepared with the goal of providing complete transparency for the benefit of our executives and stockholders. Our program is divided into base salary, Annual Cash Incentive Awards (Bonus), and Long-term Equity-Based Incentive Pay (LTI) composed of Restricted Stock Units (RSUs) and Performance Share Units (PSUs).

	Compensation Component	Delivery Method	Purpose
Fixed	Base Salary	Cash	Ensure competitive base pay reflective of job duties
Performance Based and Variable	Bonus	Cash	Align executive cash compensation with financial results, annual capital efficiency goals and annual operational goals
	LTI	RSUs and PSUs	Retain executives and link management's compensation to stockholder value creation and relative and absolute performance

WHAT INFORMS OUR PAY

Stockholder Input

Stockholders have supported our compensation program with an average of 98% of votes cast in favor of say-on-pay over the past three years, including a 99% approval vote in 2025.

We regularly offer meetings to our stockholders. In 2025, we reached out to stockholders representing 65%+ of our outstanding shares. In these meetings we discussed topics such as Board refreshment and governance, capital allocation, stockholder returns, executive compensation and our progress on stated Company strategies. These engagements help inform our executive compensation incentive program as well as informing Board decision making more generally.

Competitive Positioning/Role of Peer Companies

The Compensation Committee considers the following factors to create the pay mix and amounts it believes reflect appropriate internal and external pay parity:

•
Benchmark compensation data using the 25th, 50th and 75th percentiles of the Compensation Peer Group while targeting NEO total compensation at or around the 50th percentile with appropriate adjustments for tenure, the role and responsibilities of the position and other relevant factors;
•
NEO total compensation and related components benchmarked against our Compensation Peer Group;
•
Individual performance;
•
Company performance; and
•
Relative and absolute one-year and three-year stock price performance.

To create an appropriate Compensation Peer Group, the Compensation Committee, with compensation consultant input, focuses on companies that:

•
have meaningful natural gas, NGLs and oil operations in the United States with similar operating and management structures and;
•
have enterprise values, market capitalizations and total assets that place our Company near the median.

2026 PROXY STATEMENT	30

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Committee makes additions or deletions to the Compensation Peer Group typically in the last quarter of each calendar year, including, where appropriate, adjusting companies that were acquired or merged during the year. The chart below sets forth the Compensation Peer Group in 2025:

2025 Compensation Peer Group
Antero Resources Corporation
Civitas Resources, Inc.
Chord Energy Corporation
CNX Resources
Comstock Resources, Inc.
Coterra Energy, Inc.
EQT Corporation
Expand Energy Corporation
Magnolia Oil & Gas Corporation
Matador Resources
Murphy Oil
Ovintiv Inc.
SM Energy Company

The Compensation Committee also designates a Performance Peer Group for evaluating relative TSR performance. For 2025, the Compensation Committee started with the Compensation Peer Group detailed above, added the SPDR S&P Midcap 400 ETF and SPDR S&P Oil & Gas Exploration & Production ETF. Furthermore, the Compensation Committee assigned a weighting of “two times” to each of the six 2025 Compensation Peer Group companies that had the highest percentage of natural gas reserves, which focuses on companies most similar to us. These six companies were: Antero Resources Corporation, CNX Resources Corporation, Comstock Resources, Inc., Coterra Energy Inc., EQT Corporation, and Expand Energy Corporation.

Impact of Prior Equity Awards on Current Awards – No Repricing or Cash Buyouts

Each year the Compensation Committee grants long-term equity incentive awards which generally vest at the end of three years which as noted above, creates alignment between our executives and shareholders and serves to retain our talent. Because the equity grants are determined annually based on the Company’s actual performance over the performance period, the Compensation Committee does not believe it is appropriate to consider past awards and adjust compensation. Likewise, the Compensation Committee does not compensate employees with additional amounts if the value of prior grants of long-term equity awards is lower than valued at the time of the grant, thus the Compensation Committee does not re-price equity awards or pay cash buy outs for equity awards that are not “in the money.” In this way, the Compensation Committee believes that the actual performance of the Company directly affects the compensation employees receive from equity awards. The Compensation Committee also applies this philosophy to the use of Performance Share Units, which are designed so that the payout varies between 0% to 200% of the number of shares initially awarded.

Tax Deductibility of Compensation

The Tax Cuts and Jobs Act of 2017, expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include performance-based compensation and includes the CFO as a covered employee. In addition, the the definition of a “covered employee” was expanded to include any individuals who have previously been a covered employee for any years after December 31, 2016. Thus, once an individual is identified as one of the top 5 covered employees, the $1,000,000 deduction limitation applies to compensation paid to that individual, even after the individual no longer holds that position or has separated from service. Tax deductibility is only one factor considered when setting compensation, therefore certain compensation paid to executive officers may not be deductible.

Policy for Recovery of Compensation (Clawback Policy)

The Company will seek to recover reasonably promptly from each covered officer (as defined in our clawback policy) the covered compensation that was received by such covered officer in the event that the Company is required to prepare an accounting

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Compensation Committee shall be responsible for determining, in its reasonable discretion, the amount of covered compensation to be recovered from each covered officer.

Stock Ownership Requirements for Executive Officers

Each officer listed below is expected to own Range shares with a value that is a multiple of the officer’s salary:

Position	Multiple

Chief Executive Officer	5.0 x base salary
Executive Vice President	4.0 x base salary
Senior Vice President	3.0 x base salary

Until the officer has achieved the required share ownership, the officer must retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the officer by the Company until achieving compliance with the stock ownership policy. An officer must continue to retain shares in the amount required for as long as the officer is subject to the policy. As of the date of this Proxy Statement, all of the NEOs satisfy the ownership requirement. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

CEO’s Actual Stock Ownership 36x base salary

Trading in the Company’s Stock Derivatives and Pledging Limitation

We prohibit our directors and officers from:

•
purchasing or selling options on our common stock;
•
engaging in short sales with respect to our common stock;
•
trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock; and
•
pledging Company equity to secure any new credit.

As of the date of this Proxy Statement, no NEOs or directors have any pledged Company equity nor have taken any such prohibited actions.

Grant Timing

The Compensation Committee grants equity as dictated by its normal processes and has not, and does not, spring load or otherwise time equity grants in coordination with the release of material non-public information. No employee has attempted to time LTI award grants by making grant recommendations to the Compensation Committee.

The CEO has limited authorization to grant restricted stock awards to new or promoted personnel or to retain key employees who are not Officers. Range does not currently grant stock options, stock appreciation rights, or similar option-like instruments.

2026 PROXY STATEMENT	32

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

HOW WE OVERSEE OUR PAY

Role of Independent Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our executive compensation program and policies to align them with our compensation philosophy. In making such decisions, the Compensation Committee considers a variety of factors, including views expressed by stockholders and stockholder advisory groups, information provided by our independent compensation consultant, our CEO’s input, Peer Group data, each executive’s experience in the role, Company and individual performance, internal and external pay parity and any other information the Compensation Committee deems relevant. The Compensation Committee is responsible for all compensation decisions involving our CEO and other officers.

In January 2025, Meridian Compensation Partners, LLC ("Meridian") provided an analysis of each NEOs compensation elements to the Compensation Committee and the CEO. The Compensation Committee also considered the CEO's recommended adjustments to the base salary, bonus targets and LTI awards for all NEOs (except himself) as well as all officers of the Company. The Compensation Committee considered these recommendations, in addition to the other factors described herein, in setting NEO and other officer compensation. The CEO is not present during deliberations by the Compensation Committee regarding his own compensation.

Regarding specific pay elements:

1.
Salary: The Compensation Committee reviews salaries annually, at the time of a promotion or changes in responsibilities, and/or when market conditions warrant.
2.
Bonus: The Compensation Committee develops the performance criteria for the bonus, reviews the performance criteria with the independent compensation consultants and then discusses the performance criteria with our CEO. Target bonuses are determined as a percentage of each NEO's salary. This target percentage is established through an analysis of compensation for comparable positions in the Peer Group and is intended to provide competitive compensation if the Company achieves its performance criteria. The Compensation Committee then sets the criteria as well as the weighting and performance achievement levels necessary to calculate bonus based upon payout percentages established for our NEOs. For 2025, the performance criteria were based upon our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management.
3.
LTI: The Compensation Committee is responsible for overseeing and approving the Company’s LTI program for NEOs. This includes including establishing, with consideration of the input of the independent compensation consultants, LTI award amounts, payout conditions, and performance metrics. The Compensation Committee evaluates and confirms the final results for each performance-based equity incentive award to determine the amount earned under each grant. The Compensation Committee believes that the LTI performance criteria, taken together, are strong objective indicators of the Company’s performance and align NEO LTI compensation with the Company’s long‑term strategy, Peer Group LTI benchmarks, stockholder interests, and pay‑for‑performance principles.

Role of Senior Management

In addition to the above, at the request of the Compensation Committee, our CEO and our CFO attend certain meetings and working sessions of the Compensation Committee. Senior members of the human resources team and other members of senior management interact with the compensation consultant as necessary and prepare materials for Compensation Committee meetings.

Role of Independent Compensation Consultants

In 2025, the Compensation Committee directly engaged Meridian as its independent compensation consultant to advise the Compensation Committee on executive compensation matters. In 2025, the Company paid Meridian a total of $243,000 for consulting services related to executive and director compensation.

33

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Meridian reports directly to the Compensation Committee, participates in Compensation Committee meetings, reviews Compensation Committee materials, and provides advice to the Compensation Committee upon request. Additionally, Meridian updates the Compensation Committee on trends and issues in executive pay, comments on the competitiveness and reasonableness of our compensation programs and assists in the development and review of the annual bonus and long-term incentive programs.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee conducts an annual compensation risk review to ensure the compensation policies and practices developed by the Compensation Committee do not create an incentive for our executives to take excessive risks that might have a material adverse effect on the Company.

As part of the February 2026 Compensation Committee meeting, the Committee reviewed an analysis prepared by Meridian that highlighted appropriate versus excessive risk factors and the Committee concluded that the Program had multiple features that appropriately control motivations for excessive risk taking, including:

•
Total compensation features an effective balance of short- and long-term compensation components with multi-year vesting criteria;
•
Range's Annual Cash Incentive Program considers a mix of financial and operational metrics aligned with value creation and efficient operations rather than a single incentive metric;
•
The LTI program balances performance-based awards measuring relative TSR performance with an absolute TSR cap;
•
Both annual bonus and LTI programs are capped as a percentage of Target;
•
Change in Control severance benefits fall within common norms and do not provide an excessive incentive to seek a transaction relative to industry standards;
•
Range maintains a claw-back policy that allows the recovery of compensation erroneously awarded to a Covered Officer in the event of an accounting restatement;
•
Executives are subject to rigorous stock ownership guidelines to help improve long-term alignment with shareholders; and
•
Final calculations of actual performance are based on audited results and reviewed by the Compensation Committee.

2026 PROXY STATEMENT	34

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2025 COMPENSATION ELEMENTS

Salary

Salary adjustments are approved by the Compensation Committee in the first quarter of each year and take effect on the first payroll period after approval.

In February 2025, the Compensation Committee, following the process set forth above, adjusted NEO salaries based upon the Peer Group information, CEO recommendations, and the collective and individual performance of the Company and NEO.

The below table lists our NEOs for the 2025 year.

		Base Salary

NEO	Title	As of February 2025	As of February 2024
Dennis L. Degner	President and Chief Executive Officer	$940,000	$875,000
Mark S. Scucchi	Executive Vice President - Chief Financial Officer	$650,000	$630,000
Erin W. McDowell	Senior Vice President - General Counsel & Corporate Secretary	$465,000	$435,000
Alan W. Farquharson	Senior Vice President - Reservoir Engineering & Economics	$450,000	$435,000
Laith K. Sando(1)	Senior Vice President - Corporate Strategy & Investor Relations	$360,000	$—
(1)
Mr. Sando was not a named executive officer before 2025.

Bonus

NEO bonuses were calculated with a formulaic application of five internal performance criteria and a discretionary criterion for 2025. The Compensation Committee sets the performance criteria as well as the weighting and performance achievement levels necessary to calculate bonuses based upon payout percentages established for our NEOs. These are shown in the table below and described in the text following the table, together with the target levels of achievement and payouts for each criterion. Note that the first four criteria are non-GAAP measures for which reconciliations to comparable U.S. GAAP measures are included in Annex A.

			2025 Performance Levels

Criterion	2025 Weighting	Unit of Measurement	Threshold (.5x)	Target (1.0x)	Excellent (2.0x)	Actual for 2025	Payout % Achieved(1)

Financial
Cash Unit Costs	15%	$ per mcfe	$2.19	$1.99	$1.79	$1.98	103%
Free Cash Flow	20%	$ in millions	$500	$700	$900	$632	83%
Return on Average Capital Employed	15%	Percentage Return	12%	20%	28%	19.0%	94%
Operational
Drilling & Completion Cost Per Unit of Production	15%	$ per mcfe	$0.84	$0.74	$0.64	$0.75	97%
Drilling Rate of Return	10%	Percentage Return	30%	45%	60%	48%	120%
Discretionary	25%	Strategic, HSE and Other	—	—	—	—	109%
Total	100%						100%
(1)
Payout is determined using linear interpolation between the various performance levels

35

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Cash Unit Costs (CUC)

CUC measures our success in areas within our control. In 2025, our NEOs exceeded our CUC performance target by decreasing expenses, reducing debt, enhancing operational efficiencies, and improving cash flow management throughout our transport, gathering and processing operations.

Free Cash Flow (FCF)

FCF reflects our ability to generate cash through commodity price cycles, make prudent capital investments, manage our balance sheet and support returns of capital. FCF helps drive responsible investment decision-making and preserves performance accountability through price cycles. Despite lower commodity prices than planned, the 2025 performance target was nearly achieved as a result of our diverse marketing portfolio, efficient reinvestment rate and thoughtful right-sized hedging program.

Return on Average Capital Employed (ROACE)

ROACE helps measure operating profit relative to total capital invested. In setting the performance levels (i.e. threshold, target and excellent), the Compensation Committee considered various returns-based metrics used by our peers, input from management along with analysis and guidance from our compensation consultant and stockholder feedback.

The ROACE performance target was nearly achieved in 2025. While commodity pricing fluctuations were challenging, management dealt with these challenges by achieving production volumes and operational efficiency gains along with securing margin enhancing marketing and hedging opportunities in order to maintain capital spend within budget, return capital to shareholders and improve our debt levels.

Drilling and Completion Cost per Unit of Production (DCCUP)

DCCUP focuses on capital efficiency enabled by team performance, improved lateral lengths and effective planning and logistics, among other factors. DCCUP measures actual drilling and completion capital expenditures divided by production on an mcfe basis. In setting DCCUP performance levels (i.e., threshold, target and excellent), the Compensation Committee considered historic internal cost efficiencies and peer data. The performance target was nearly achieved in 2025 due to operational efficiencies and capital spending within original budget levels.

Drilling Rate of Return (DRR)

DRR focuses on selecting projects with competitive rates of return, encouraging efficient capital investment while supporting a focus on well productivity for wells turned to sales. DRR is measured based on actual capital expenditures and the year-end proved reserves estimates of drilling results. Commodity prices effective on the first day of the year are used in the calculation. The target is set based on our expectation of capital allocation and capital efficiency for the year and our prior year drilling results. We exceeded the DRR performance target for 2025 primarily due to the achievement of production and capital spending goals.

Discretionary

The Compensation Committee uses a discretionary measure to compensate for key performance achievements not reflected in the financial and operational metrics including strategic initiatives, safety performance, emissions and water management and effective execution. The Compensation Committee's evaluation includes, where appropriate, quantitative measures such as safety data, emissions reductions, number of spills, vehicle incidents, emissions leak detection inspections and environmental compliance, generally. To preserve its ability to apply discretion, the Compensation Committee does not pre-set performance targets relating to these factors. The Compensation Committee certified a discretionary payout slightly above Target in 2025 due to management's ability to execute cost-effective growth targeted in the 2025 development plan, continued success in emissions management, and the sustained focus on the Company’s safety culture with zero serious injuries in 2025.

Bonuses are subject to the negative discretion of the Compensation Committee and could include other criteria the Compensation Committee deems appropriate. Negative discretion was not applied in 2025.

2026 PROXY STATEMENT	36

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Bonuses We Paid for 2025 Performance

The following table sets forth NEO bonus amounts for 2025 performance (paid in first quarter 2026) with a comparison to 2024 bonus amounts (paid in February 2025)

		Annual Cash Incentive Earned
	Target	2025	2024

Dennis L. Degner	120%	$1,128,000	$1,365,000
Mark S. Scucchi	100%	$650,000	$819,000
Erin W. McDowell	75%	$348,750	$424,125
Alan W. Farquharson	75%	$337,500	$424,125
Laith K. Sando(1)	75%	$270,000	$—
(1)
Mr. Sando was not a named executive officer before 2025.

Long-Term Equity Incentive (LTI) Program

Our LTI program balances our time-based retention focus with our accountability-based performance by issuing both performance-based (TSR-PSUs) and time-based restricted stock units (RSUs). Annual awards are denominated in dollar amounts, with the number of shares for each award determined by dividing the dollar amount by the volume weighted average price (VWAP) of Company common stock for the 5 trading days ending the day before the Compensation Committee meeting. Dennis L. Degner and Mark S. Scucchi each have 60% of their LTI award opportunity in TSR-PSUs, and 40% is RSUs. Erin W. McDowell, Alan W. Farquharson and Laith K. Sando have 50% of their LTI opportunity in TSR-PSUs and 50% in RSUs.

The following table sets forth the value of LTIs granted to our NEOs for the last two years. The Committee established the LTI values for each officer based on a review of market benchmarks and, for NEOs other than the CEO, recommendations from our CEO. More significant increases in values year over year reflect individuals that are newer to their role, performance and competitive market data.

	Long-Term Equity Incentive
	2025	2024

Dennis L. Degner	$5,500,000	$4,750,000
Mark S. Scucchi	$2,700,000	$2,600,000
Erin W. McDowell	$1,550,000	$1,300,000
Alan W. Farquharson	$900,000	$900,000
Laith K. Sando(1)	$645,000	$—
(1)
Mr. Sando was not a named executive officer before 2025.

The following table sets forth the number of TSR-PSUs and RSUs granted to our NEOs in 2025. The number of units granted is a function of the LTI target, the pre-determined allocation between TSR-PSUs and RSUs as determined by the Compensation Committee and Range's volume weighted average stock price for the period January 30, 2025 to February 5, 2025.

	Long-Term Equity Incentive Allocation

	2025 Target	TSR-PSU %	RSU %	TSR-PSU Units Granted(1)	RSU Units Granted(1)

Dennis L. Degner	$5,500,000	60%	40%	87,333	58,222
Mark S. Scucchi	$2,700,000	60%	40%	42,872	28,581
Erin W. McDowell	$1,550,000	50%	50%	20,510	20,510
Alan W. Farquharson	$900,000	50%	50%	11,909	11,909
Laith K. Sando	$645,000	50%	50%	8,534	8,534
(1)
All awards used our volume weighted average stock price for the period January 30, 2025 to February 5, 2025 of $37.79 to determine the number of units granted.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Allocation of Long-Term Equity Incentive Awards in 2025

Performance-Based Total Shareholder Return Stock Units (TSR-PSUs). The Compensation Committee believes that a performance unit program based on total shareholder return (TSR) relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle generally match the industry peers comprising the prevailing Compensation Peer Group used for compensation benchmarking plus the SPDR S&P Midcap 400 ETF and the SPDR S&P Oil & Gas Exploration & Production ETF. For units granted through 2023, the TSR was determined using the average stock price of each company at the beginning of the performance period based on the average closing price in a 10 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 10 day period prior to and ending on the 3 year anniversary date of the grant date. For units in 2024 and 2025, the TSR is determined using the average stock price of each company at the beginning of the performance period based on the average closing price in a 20 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 20 day period prior to and ending on the 3 year anniversary date of the grant date. For units granted in 2024 and 2025, reinvestment of dividends is assumed. If the TSR at the end of the performance period is negative, the payout percentage is capped at target regardless of ranking. The TSR-PSU awards are denominated in performance stock units (PSUs), each of which is equivalent to one share of common stock. Refer to page 31 for the 2025 Compensation Peer Group.

2025 TSR-PSUs. In February 2025, the Compensation Committee awarded NEOs performance units that will vest based on relative TSR for the three-year performance period ending February 2028. The value of each underlying unit tracks with the price of a share of our common stock. The percentage of units earned ranges from 0% to 200% of the units granted with no payout for being below the 15th ranked company in the Performance Peer Group. Dividend equivalents, if any, accrue and are paid based on performance at the end of the performance period. Earned awards are paid in stock shortly after the completion of the performance period. A table illustrating the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in 2025 is set forth below:

TSR Ranking	% of Target PSUs Earned(1)

1st ranked company	200%
Top 2-10 ranked company	between 110% and 190%
11th and 12th ranked company	100%
13th - 15th ranked company	between 50% and 83%
16th - 22nd ranked company	0%
(1)
If absolute TSR is negative over the performance period, the payout is capped at 100%, irrespective of ranking within the peer group. Refer to page 31 for the 2025 Performance Peer Group.

2024 TSR-PSUs. The performance units granted in February 2024 have a performance end date of February 2027 with a target payout at the median performance compared to 17 peer companies (including the SPDR S&P Midcap 400 ETF and SPDR Oil & Gas Exploration & Production ETF).

2023 TSR-PSUs. The performance units granted in March 2023 had a performance end date of March 2026 with a target payout at the median performance compared to 11 peer companies (including the S&P 500 index).

2026 PROXY STATEMENT	38

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2022 TSR-PSUs. The performance units granted in February 2022 had a performance end date of February 2025 with a target payout at the median performance compared to 11 peer companies (including the S&P 500 index). Our TSR resulted in a ranking of third as shown below, providing for a payout of 160% of target.

3-YEAR TSR AS OF FEBRUARY 2025 TABLE

Performance-Based Internal Metrics Stock Units (“PSUs-Internal Metrics”). There were no performance-based internal metric grants issued in 2024 or 2025. In 2023, the Compensation Committee set performance based on two internal measures - Net Debt and Emissions Performance. The performance period began January 1, 2023, and ended December 31, 2025. Net debt is calculated as the aggregate principal debt amount owed as of the vesting date less the aggregate cash and cash equivalents held as of December 31, 2025. Emissions Performance considers our publicly announced intention to reach net zero scope 1 and scope 2 greenhouse gas emissions on a CO2e/mmcfe basis by the end of 2025, which we have accomplished.

2023 PSUs-Internal Metrics. The performance units granted in March 2023 had a performance end date of December 31, 2025.

2022 PSUs-Internal Metrics. The performance units granted in February 2022 had a performance end date of December 31, 2024. For these awards, the final payout was a combined 169%. The Compensation Committee selected Net Debt and Emissions Performance as the performance metrics for the 2022 PSUs-Internal Metrics. Each performance metric was weighted 50%. Net Debt target payouts for 2022 PSUs-Internal Metrics were $1.5 billion and a result of $1.4 billion was achieved resulting in a 138% payout. Emissions Performance target payout was 0.10 metric tons CO2e/Mmcfe and a result of 0.00 metric tons CO2e/Mmcfe was achieved resulting in a 200% payout.

Time-Based Restricted Stock. The Compensation Committee awards restricted stock for diversification of the long-term incentive award mix, for consistent alignment between executives and stockholders and for retention purposes. Restricted stock unit awards are made according to the annual grant schedule and generally cliff vest at the end of three years.

39

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2026 Compensation Program

Similar to 2025, the Compensation Committee worked with Meridian to develop and implement the Range 2026 compensation program.

Meridian provided analysis for each NEOs compensation elements to the Compensation Committee and the CEO. The group then reviewed compensation benchmarks for the Compensation Peer group, with a focus on the 50th percentile, with certain adjustments made to account for differences such as tenure, performance and responsibilities of the benchmarked position. The CEO also recommended adjustments to the base salary, bonus targets and LTI awards for all NEOs (except himself) and Officers to the Compensation Committee. The Compensation Committee discussed those recommendations with Meridian along with CEO compensation for 2026. Following this review, the Compensation Committee approved the following base salaries, bonus targets, and LTI equity awards for 2026:

	2026 Target Compensation

	Base Salary	Bonus Target %	RSU	PSU

Dennis L. Degner	$985,000	125%	$2,340,000	$3,510,000
Mark S. Scucchi	$675,000	100%	$1,160,000	$1,740,000
Erin W. McDowell	$500,000	75%	$900,000	$900,000
Alan W. Farquharson(1)	$450,000	N/A	$—	$—
Laith K. Sando	$375,000	75%	$335,000	$335,000
(1)
Due to his planned retirement in June 2026, Mr. Farquharson will not receive a 2026 bonus and did not receive a 2026 LTI program grant.

Salary

Excluding Mr. Farquharson, who is scheduled to retire in 2026, the average base salary increase for NEOs averaged 5% and ranged from 4% to 8%.

Bonus Program

Mr. Degner's bonus target was increased to 125% and other NEO's target bonus percentages remained consistent with the prior year, aligning with the results of peer benchmarking data. The Compensation Committee also adjusted the 2026 bonus metrics and weighting to further align pay with performance and enhance transparency within the metrics. To that end, the Compensation Committee removed DRR as a metric and reduced the discretionary component for 2026. Accordingly, the Compensation Committee elected to set an equal weighting of 20 percent for all metrics (CUC, FCF, ROACE. DCCUP and Discretionary) for the 2026 Bonus Program.

LTI Program

The Compensation Committee made several changes to the Long-term Incentive Program for 2026 including replacing the measurement criteria of the performance-based awards. Payouts under the performance awards issued in 2026 will be calculated by adding i) 67 percent of the payout achieved based on the relative TSR results to ii) 33 percent of the payout achieved based on the absolute TSR performance calculated using compound annual growth rate (CAGR) of Range stock over the performance period. The performance period will be the three-year period beginning on January 1, 2026 and ending on December 31, 2028 with TSR calculated using the volume weighted average price for the 20-day trading period prior to the beginning and prior to the end of the performance period. The units in connection with the 2026 LTI award were determined using the 5-day volume weighted average price prior to February 9, 2026 resulting $36.22 per unit. The Compensation Committee approved the following Relative TSR and Absolute TSR payout structures for 2026 LTI awards:

2026 PROXY STATEMENT	40

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2026 Relative TSR Awards	% of Target PSUs Earned(1)

90th percentile or greater	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Less than 25th percentile	0%

2026 Absolute TSR Awards(2)	% of Target PSUs Earned(1)

≥15.0%	200%
10.0%	150%
7.5%	100%
3.75%	50%
<0%	0%
(1)
Linear interpolation is used to determine the percentage of Target earned for performance levels that are between the values shown in the above tables.
(2)
Absolute total shareholder return is measured on a compound annual growth rate over the performance period.

The chart below describes the oil and gas exploration and production companies that have been included in the Compensation Peer Group in 2026.

2026 Compensation Peer Group
Antero Resources Corporation
Chord Energy Corporation
CNX Resources
Comstock Resources, Inc.
EQT Corporation
Expand Energy Corporation
Magnolia Oil & Gas Corporation
Matador Resources
Murphy Oil
Ovintiv Inc.
SM Energy Company

The Compensation Committee also designated a Performance Peer Group for evaluating relative TSR performance. For 2026, the Compensation Committee started with the Compensation Peer Group detailed above, added the SPDR S&P Midcap 400 ETF and the SPDR S&P Oil & Gas Exploration & Production ETF. Civitas Resources, Inc. was removed from the Compensation Peer Group in 2026 due to its acquisition by SM Energy Company in January 2026. Coterra Energy, Inc. was removed from the Compensation Peer Group in 2026 due to its pending acquisition by Devon Energy Corporation. Furthermore, the Compensation Committee assigned a weighting of "two times" to each of the five 2026 Compensation Peer Group companies that had the highest percentage of natural gas reserves, which focuses on companies most similar to us. The five companies that are included twice are Antero Resources Corporation, CNX Resources Corporation, Comstock Resources, Inc., EQT Corporation, and Expand Energy Corporation.

Other Benefits

We provide certain other limited personal benefits that the Compensation Committee has determined are appropriate and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of our Peer Group companies, are an important retention factor and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of any such benefits as additional cash compensation when calculating the total cash compensation for purposes of determining the performance adjusted amount of long-term equity incentive compensation to award to our NEOs. We offer medical, dental, vision

41

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

and life insurance and disability benefits to all eligible employees. We also provide our NEOs with the following benefits: (i) supplemental disability plans and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues reimbursement and reimbursement of certain expenses to certain of our executives to the extent such membership dues and expenses are related to the conduct of our business. The Compensation Committee believes these particular benefits help our executives to network and foster relationships in the oil and gas industry and community that are valuable and important to our Company. Any executive must reimburse us for any personal club use or use by a family member.

We provide a post-retirement benefit plan to assist in supplementing health care to officers who are active employees (including their spouses) and have met certain age and service requirements. These benefits are not funded in advance and are provided up to age 65 or on the date they become eligible for Medicare, subject to various cost-sharing features. Officers will qualify for this benefit based on age of 55 plus 10 years of service or age of 65 plus 5 years of service.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee. None of our employees are covered under any general severance plan. The Compensation Committee adopted the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Executive CIC Plan”) in March 2005, which has been amended from time to time including in December 2024. Most notably, the December 2024 amendment removed all remaining tax gross up benefits and implemented a “double trigger” for equity awards issued following its adoption. Generally, our Executive CIC Plan provides certain benefits to officers upon an Involuntary Termination, as defined in the Executive CIC Plan, including a lump sum payment calculated based upon bonus and base salary and the applicable benefit multiple, as well as continued participation in medical and related coverage, as specified in the Executive CIC Plan. The Compensation Committee has previously determined that the Executive CIC Plan enables Range to attract and retain executive talent.

The “benefit multiples” applicable to the NEOs in 2025 were as follows: Mr. Degner – three; Mr. Scucchi – three; Ms. McDowell – three; Mr. Farquharson – three and Mr. Sando – three. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted,

Margaret K. Dorman, Chair

Brenda A. Cline
Greg G. Maxwell
Reginal W. Spiller

2026 PROXY STATEMENT	42

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes total compensation for each NEO for the years shown:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(4)	Total
(a)	(b)	(c)	(e)	(g)	(i)	(j)

Dennis L. Degner	2025	$932,500	$6,143,877	$1,128,000	$171,044	$8,375,421
President & CEO	2024	$860,577	$5,131,610	$1,365,000	$135,643	$7,492,829
	2023	$688,462	$3,925,016	$1,467,000	$101,466	$6,181,944

Mark S. Scucchi	2025	$647,692	$3,016,032	$650,000	$108,866	$4,422,591
EVP & CFO	2024	$626,539	$2,808,870	$819,000	$99,047	$4,353,456
	2023	$591,539	$2,599,990	$978,000	$88,361	$4,257,890

Erin W. McDowell	2025	$461,539	$1,709,098	$348,750	$80,877	$2,600,264
SVP	2024	$428,654	$1,387,028	$424,125	$72,883	$2,312,690
	2023	$365,192	$999,991	$464,550	$58,680	$1,888,413

Alan W. Farquharson	2025	$448,269	$992,377	$337,500	$88,559	$1,866,705
SVP	2024	$432,692	$960,250	$424,125	$80,193	$1,897,260
	2023	$410,192	$899,990	$507,338	$70,577	$1,888,097

Laith K. Sando(3)	2025	$355,962	$711,138	$270,000	$62,435	$1,399,535
SVP

(1)
This column reflects the aggregate fair values calculated in accordance with U.S. GAAP regarding stock compensation, without taking into account estimated forfeitures and does not reflect the actual value that may be recognized by each NEO. Restricted stock generally will vest at the end of three years. Performance restricted stock generally will vest three years after the date of grant upon our achievement of predetermined total stockholder return levels relative to a pre-determined peer group. Performance restricted stock is valued assuming a target number of shares would be issued. If our achievement of the defined criteria resulted in 200% of the TSR-PSU award being paid, the grant date fair value for 2025 stock awards would have been as follows: Mr. Degner ($10,020,588); Mr. Scucchi ($4,919,120); Ms. McDowell ($2,619,537); Mr. Farquharson ($1,521,017) and Mr. Sando ($1,089,962). See grants of Plan-Based Awards table for more information. As of December 31, 2025, Mr. Degner, Mr. Scucchi, Ms. McDowell and Mr. Sando do not qualify for our post-retirement health care benefit plan.
(2)
The amounts shown as “Non-Equity Incentive Plan Compensation” are equal to the cash incentive awards granted by the Compensation Committee for each of our NEOs performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until early in the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2019 Equity-Based Compensation Plan.
(3)
Mr. Sando's compensation for 2024 and 2023 is not included as he was not a named executive officer until 2025.
(4)
The following table describes each component of the “All Other Compensation” column for 2025 in the Summary Compensation Table above:

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Total

Dennis L. Degner	$93,250	$21,000	$56,794	$171,044

Mark S. Scucchi	$64,769	$21,000	$23,097	$108,866

Erin W. McDowell	$47,546	$21,000	$12,331	$80,877

Alan W. Farquharson	$46,183	$21,000	$21,376	$88,559

Laith K. Sando	$35,539	$21,000	$5,896	$62,435

43

EXECUTIVE COMPENSATION TABLES

CEO Pay Ratio of 42 to 1

Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. Degner, our Chief Executive Officer and President, for fiscal year 2025 to the median of annual total compensation of all other Company employees for the same period.

We identified the median employee for this review by examining the 2025 annual total compensation for all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2025, because it allowed us to make the identification in a reasonably efficient manner. We included all such employees, whether employed on a full-time or part-time basis. For this purpose and using reasonable estimates, the calculation of annual total compensation of all such employees, excluding our Chief Executive Officer, was determined by using the wages and compensation similar to the salary components used to determine Mr. Degner’s total compensation. We chose this method because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and because we believe it is a reasonable proxy for total compensation for purposes of determining the median employee. We annualized the compensation for any employee that was not employed by us for all of 2025. For the total annual compensation of our Chief Executive Officer, we used the “Total Compensation” shown for Mr. Degner in the “Summary Compensation Table” on page 43 of this Proxy Statement.

Following our review, we have determined that for 2025:

•
the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $198,000;
•
the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above was $8.4 million; and
•
as a result, we estimate Mr. Degner’s 2025 annual total compensation was approximately 42 times that of our median employee.

The above determination is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their comparison to the ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT	44

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in 2025

The table below shows the plan-based awards granted by the Compensation Committee to the NEOs in 2025. The awards are abbreviated in the table as follows: (i) Annual Cash Incentive Award (ACI); (ii) Matching Award (MA); (iii) Time-Based Restricted Stock (RS); and (iv) Performance-Based Award (PBA).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)

Dennis L. Degner
ACI		$564,000	$1,128,000	$2,256,000
RS	02/05/25							58,222	(5)	$2,267,165
PBA	02/05/25				—	87,333	174,666			$3,876,712

Mark S. Scucchi
ACI		$325,000	$650,000	$1,300,000
RS	02/05/25							28,581	(5)	$1,112,944
PBA	02/05/25				—	42,872	85,744			$1,903,088

Erin. W. McDowell
ACI		$174,375	$348,750	$697,500
MA	02/05/25							1,221	(3)	$47,546
RS	02/05/25							20,510	(5)	$798,659
PBA	02/05/25				—	20,510	41,020			$910,439

Alan W. Farquharson
ACI		$168,750	$337,500	$675,000
MA	02/05/25							1,186	(3)	$46,183
RS	02/05/25							11,909	(5)	$463,736
PBA	02/05/25				—	11,909	23,818			$528,641

Laith K. Sando
ACI		$135,000	$270,000	$540,000
MA	03/21/25							199	(3)	$7,936
MA	06/27/25							234	(3)	$9,643
MA	09/19/25							237	(3)	$8,177
MA	12/26/25							277	(3)	$9,784
RS	02/05/25							8,534	(5)	$332,314
PBA	02/05/25				—	8,534	17,068			$378,824

(1)
The Threshold, Target and Maximum dollar amounts for the ACI are shown in columns (c), (d) and (e), respectively, for 2025. The actual Annual Incentive Awards paid under our equity plan and applicable to the 2025 performance period were determined by the Compensation Committee in February 2026. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2025 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2025 performance, subject to any changes in salaries of our NEOs. For a detailed description of the performance criteria associated with the Annual Cash Incentives please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — 2025 Compensation Program Elements.”
(2)
Performance Units performance period ends on 02/05/28 and are paid thereafter if specified performance goals are met. For a detailed description of our performance shares please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — 2025 Compensation Program Elements.”
(3)
These awards are shares of our common stock granted as Matching Awards. The dollar value of Matching Awards granted to each of our NEOs is included in the Summary Compensation Table under column (i) as “All Other Compensation.” For stock awards granted on February 5, 2025, the closing price of our common stock was $38.94. For stock awards granted on March 21, 2025, the closing stock price of our common stock was $39.88. For stock awards granted on June 27, 2025, the closing stock price of our common stock was $41.21. For stock awards granted on September 19, 2025, the closing stock price of our common stock was $34.50. For stock awards granted on December 26, 2025, the closing stock price of our common stock was $35.32. For a detailed description of matching contributions to our Deferred Compensation Plan (which may be paid in cash or stock, at the election of our participating employees) see the section of this Proxy Statement entitled

45

EXECUTIVE COMPENSATION TABLES

“Non-Qualified Deferred Compensation Plan.” Mr. Degner and Mr. Scucchi chose cash for their matching awards in 2025. Therefore, these cash matching awards are not included in the grants of plan-based awards table.
(4)
The grant date fair values are determined in accordance with U.S. GAAP. The Time-Based Restricted Stock Unit awards set forth in the Grants of Plan-Based Awards Table are valued at the 5 day volume weighted average price of our common stock prior and up to the date such awards were approved by the Compensation Committee. PBAs where the performance condition is based on market conditions are valued using a Monte Carlo simulation performed as of the grant date. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award. PBAs payout is capped at target if the 20 consecutive trading day average closing price of our common stock ending with and including February 5, 2028 is less than the 20 consecutive trading day average closing price of our common stock ending with and including February 5, 2025.
(5)
When RS Awards were granted on February 5, 2025, the closing price of our common stock was $38.94. For a detailed description of RS Awards granted on February 5, 2025, see the section of this Proxy Statement entitled “Compensation Discussion and Analysis – 2025 Compensation Program Elements”.

During 2025, the Compensation Committee granted the following Time-Based Restricted Stock Units and Performance-Based Restricted Stock Awards to our NEOs:

	Time-Based Restricted Stock Units					Performance-Based Restricted Stock

	Date	Grant Price(1)	Fair Value per Share(2)	Shares Granted(3)	Grant Date Fair Value(4)	Date	Grant Price(1)	Fair Value per Share(2)	Shares Granted(3)	Grant Date Fair Value(4)

Dennis L. Degner	02/05/25	$37.79	$38.94	58,222	$2,267,165	02/05/25	$37.79	$44.39	87,333	$3,876,712
Mark S. Scucchi	02/05/25	$37.79	$38.94	28,581	$1,112,944	02/05/25	$37.79	$44.39	42,872	$1,903,088
Erin W. McDowell	02/05/25	$37.79	$38.94	20,510	$798,659	02/05/25	$37.79	$44.39	20,510	$910,439
Alan W. Farquharson	02/05/25	$37.79	$38.94	11,909	$463,736	02/05/25	$37.79	$44.39	11,909	$528,641
Laith K. Sando	02/05/25	$37.79	$38.94	8,534	$332,314	02/05/25	$37.79	$44.39	8,534	$378,824

(1) Grant price is valued at the 5 day volume weighted average price of our common stock prior and up to the date such awards were approved by the Compensation Committee.

(2) The fair value per share amount for Time-Based Restricted Stock Units and Performance-Based Restricted Stock is determined by the closing stock price on grant date in accordance with U.S. GAAP. The fair value per share amount for Performance-Based Restricted Stock is valued using a Monte Carlo simulation performed as of the grant date in accordance with U.S. GAAP. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award.

(3) Shares granted for Time-Based Restricted Stock Units and Performance-Based Restricted stock is determined by dividing the target 2025 LTI award amount for each NEO by the grant price.

(4) Grant date fair value is determined by multiplying the fair value per share by the number of shares granted for each NEO.

2026 PROXY STATEMENT	46

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2025 Fiscal Year-End

The table below reflects each of our NEOs' unvested equity grants or long-term equity grants where the performance condition has not been met as of December 31, 2025, on an individual award basis. The market values of “Stock Awards” in column (h) and (j) were determined using the closing price of $35.26 of our common stock on December 31, 2025. Columns (b), (c), (d), (e), and (f) have been deleted from the SEC-prescribed table format because we did not have any such awards outstanding as of December 31, 2025.

	Stock Awards(2)

	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock that Have Not Vested $(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested #(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested $(2)
(a)	(g)		(h)	(i)	(j)

Dennis L. Degner	65,199	(A)(4)	$2,298,917	87,672	$3,091,315
	67,663	(A)(5)	2,385,797	101,496	3,578,749
	58,222	(A)(6)	2,052,908	87,333	3,079,362
TOTAL	191,084		$6,737,622	276,501	$9,749,425

Mark S. Scucchi	43,189	(A)(4)	$1,522,844	58,075	$2,047,725
	37,037	(A)(5)	1,305,925	55,555	1,958,869
	28,581	(A)(6)	1,007,766	42,872	1,511,667
TOTAL	108,807		$3,836,535	156,502	$5,518,261

Erin W. McDowell	17,186	(A)(4)	$605,978	—	$—
	23,671	(A)(5)	834,639	—	—
	23,148	(A)(5)	816,198	23,148	816,198
	1,527	(M)(7)	53,842	—	—
	20,510	(A)(6)	723,183	20,510	723,183
	1,221	(M)(8)	43,052	—	—
TOTAL	87,263		$3,076,893	43,658	$1,539,381

Alan W. Farquharson	11,909	(A)(3)	$419,911	11,909	$419,911
	1,186	(M)(8)	41,818	—	—
TOTAL	13,095		$461,730	11,909	$419,911

Laith K. Sando	21,983	(A)(4)	$775,121	—	$—
	11,778	(A)(5)	415,292	5,048	177,992
	980	(M)(9)	34,555	—	—
	8,534	(A)(6)	300,909	8,534	300,909
	947	(M)(10)	33,391	—	—
TOTAL	44,222		$1,559,268	13,582	$478,901

(1)
Annual Stock Awards (designated as “A” in the table) generally vest at the end of three years. We made one grant of Annual Stock to each Named Executive Officer in 2023, 2024 and 2025. Due to her promotion to General Counsel in 2023, Ms. McDowell received two Annual Stock Awards. Annual Stock Awards are listed in chronological order as granted. The treatment of these awards upon a change in control and certain employment termination events is described below under “Potential Payments Upon Termination and Change in Control.”

47

EXECUTIVE COMPENSATION TABLES

(2)
Performance-based restricted stock that will be issued subject to the achievement of certain levels of total stockholder return or internal performance metrics. The amounts shown assume a target payout and are listed in chronological order as granted in 2023, 2024 and 2025. The ultimate payout may be less or more than the amount shown depending on the outcome of the performance criteria and the value of our stock.
(3)
Annual Stock Award vests pro-rata until vesting date of February 5, 2028, based on their retirement eligible status. The Board retains discretion on acceleration of vesting of remaining Annual Stock Awards in the event of termination.
(4)
Erin W. McDowell and Laith K. Sando stock awards vested on January 31, 2026. Dennis L. Degner and Mark S. Scucchi stock awards vested on March 15, 2026.
(5)
100% of Annual Stock Awards vest on February 6, 2027.
(6)
100% of Annual Stock Awards vest on February 5, 2028.
(7)
Deferred Compensation match awards issued on February 6, 2024, vest on December 31, 2026.
(8)
Deferred Compensation match awards issued on February 5, 2025, vest on December 31, 2027.
(9)
Deferred Compensation match awards issued quarterly throughout 2024, vest on December 31, 2026.

(10) Deferred Compensation match awards issued quarterly throughout 2025, vest on December 31, 2027.

As of December 31, 2025, the Time-Based Restricted Stock granted to Alan W. Farquharson in 2024 has a one year vesting requirement because Mr. Farquharson qualified for retirement, based on age and years of service. Performance-Based Restricted Stock grants continue to be reported in the Outstanding Equity Awards table above because the performance condition has not been satisfied. However, if an NEO is terminated involuntarily for cause, the Time-Based Restricted Stock would be forfeited by him or her.

Option Exercises and Stock Vested in 2025

The following table reflects information about the value realized by the NEOs on option award exercises and restricted stock vesting during 2025.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)

Dennis L. Degner	—	$—	144,066	$5,344,119
Mark S. Scucchi	—	$—	144,066	$5,344,119
Erin W. McDowell	—	$—	20,620	$761,123
Alan W. Farquharson	—	$—	17,566	$661,009
Laith K. Sando	—	$—	21,707	$802,071

(1)
There were no option awards exercised in 2025.
(2)
The “Stock Awards” included in the vesting amounts shown in this table for Mr. Scucchi and Mr. Degner represent Time-Based Restricted Stock Awards granted during 2022 and Performance-Based Restricted Stock granted during 2022. Mr. Farquharson’s vesting amounts represent Time-Based Restricted Stock Awards granted during 2024, Matching Awards for 2024 and Performance-Based Restricted Stock granted in 2022. Ms. McDowell and Mr. Sando's vesting amounts represent Time-Based Restricted Stock Awards granted during 2022 and stock Matching Awards under the Deferred Compensation Plan granted during 2022. Because the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The value realized upon vesting that is reported above was calculated by multiplying the number of shares that vested during 2025 by the closing price of our common stock on the applicable vesting date.

Non-Qualified Deferred Compensation Plan

Our NEOs elect at the time they make their compensation deferrals into the Deferred Compensation Plan whether to receive our matching contribution under such plan in cash or in the form of our common stock. Matching contributions up to 10% of our NEOs' base salary paid during the calendar year generally vest at the end of the third year from when the match is awarded. Separate deferral elections may be made with respect to our NEOs' bonus and salary. To the extent that our NEOs elected to receive a Matching Award in common stock, vesting of the Matching Award is reflected as to each respective NEO in the “Options Exercised and Stock Vested” table above. If our NEO is retirement-eligible, based on age and years of service, their Matching Award vests at the end of one year.

Any Matching Awards are contributed as discretionary contributions to our Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Deferred Compensation Plan and will be distributed pursuant to the terms of the Deferred Compensation Plan as described below. Beginning in 2023, Time-Based Restricted Stock grants issued to NEOs are no longer being contributed to the Deferred

2026 PROXY STATEMENT	48

EXECUTIVE COMPENSATION TABLES

Compensation Plan. Directors, however, retain the ability to contribute Time-Based Restricted Stock grants to the Deferred Compensation Plan.

The Compensation Committee may elect to make discretionary contributions to our Deferred Compensation Plan on behalf of our NEOs. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions generally will be subject to vesting and any other terms specified by the Compensation Committee. Beginning in 2021, vesting will generally occur at the end of the third year from when the match was awarded. In addition, our NEOs will become fully vested in the matching contributions upon death or disability (as defined in the Deferred Compensation Plan). Our NEOs will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company. As of December 31, 2025, Alan W. Farquharson is retirement-eligible and upon retirement, any unvested awards would vest ratably according to the service requirements of each unvested award unless the Compensation Committee determines otherwise.

Amounts contributed to the Deferred Compensation Plan and earnings thereon are contributed to a grantor trust, the assets of which may only be used to pay benefits under the Deferred Compensation Plan or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the Deferred Compensation Plan. Our NEOs are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Time-Based Restricted Stock Awards and Matching Awards may not be transferred out of our common stock until vesting of such awards.

Benefits under the Deferred Compensation Plan will be paid at the time and form as previously specified by our NEOs in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("the Code"). Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Time-Based Restricted Stock Awards and Matching Awards contributed to the Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our NEOs may change the time and/or form of payment by making an election with the plan administrator at least one year before the date his/her Deferred Compensation Plan accounts would be paid in accordance with the requirements of Section 409A of the Code. Any such subsequent deferral election must delay our NEOs’ benefit commencement date by at least five years. In addition, the Deferred Compensation Plan permits our NEOs to obtain an earlier distribution in the event of “Hardship,” as defined under the Deferred Compensation Plan.

49

EXECUTIVE COMPENSATION TABLES

NON-QUALIFIED DEFERRED COMPENSATION

	Registrant Contributions in Last FY(1)		Aggregate Earnings in Last FY(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	(c)		(d)		(e)	(f)

Dennis L. Degner	$—		$106,438	(3)	$—	$—
	93,250	(5)	248,348	(4)	(3,047,631)	—
TOTAL	$93,250		$354,786		$(3,047,631)	$1,515,652
Mark S. Scucchi	$—		$47,263	(3)	$—	$—
	64,769	(5)	193,659	(4)	(2,003,171)	—
TOTAL	$64,769		$229,404		$(2,003,171)	$401,821
Erin W. McDowell	$—		$21,824	(3)	$—	$—
	47,546	(5)	65,864	(4)	(857,918)	—
TOTAL	$47,546		$87,688		$(857,918)	$267,776
Alan W. Farquharson	$—		$18,818	(3)	$—	$—
	46,183	(5)	128,795	(4)	(1,889,325)	—
TOTAL	$46,183		$147,613		$(1,889,325)	$262,396
Laith K. Sando	$—		$74,983	(3)	$—	$—
	35,539	(5)	168,515	(4)	(1,678,125)	—
TOTAL	$35,539		$243,498		$(1,678,125)	$246,049

(1)
Column (c) reflects the value contributed by us as Matching Awards. Matching Awards can be in cash or common stock.
(2)
The earnings/(losses) from each of our NEOs’ Deferred Compensation Plan account shown in column (d) represents the cash earnings or appreciation/depreciation in market value from the investment funds and our common stock which our NEOs invest in under the Deferred Compensation Plan. Because our NEOs’ Deferred Compensation Plan accounts have significant investments in our common stock, the plan earnings each year for each of our NEOs are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Deferred Compensation Plan accounts for each NEO are segregated in the table for reference purposes.
(3)
Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from index and mutual funds selected by each of our NEOs.
(4)
These amounts reflect appreciation in the value of our common stock held in the Deferred Compensation Plan accounts. As of December 31, 2025, the following numbers of shares of our common stock were held in our NEOs’ Deferred Compensation Plan accounts – 22,572 shares by Mr. Degner; 0 shares by Mr. Scucchi; 4,232 shares by Ms. McDowell; 4,357 shares by Mr. Farquharson; and 3,026 shares by Mr. Sando.
(5)
Generally, our NEOs elect, at the time they make their compensation deferral elections under the Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock. During 2025, all our NEOs elected Matching Awards. The dollar equivalent value of the Matching Awards is shown in column (c) of the table. Matching Awards generally vest at the end of a three-year period beginning with the year such awards were contributed to our Deferred Compensation Plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in the Summary Compensation Table. As of the end of 2025, certain of our NEOs qualified for our post-retirement health care benefit and therefore, have a one year vesting requirement.

Voluntary contributions to our Deferred Compensation Plan by our NEOs from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Degner began participating in 2014; Mr. Scucchi in 2012; Ms. McDowell in 2020; Mr. Farquharson in 1999 and Mr. Sando in 2016.

Matching Awards are reflected in the Summary Compensation Table (as “All Other Compensation”) during the year such awards are contributed to our Deferred Compensation Plan, although such awards are subject to future vesting. Matching Awards are valued at the grant date fair value in accordance with current accounting guidance.

2026 PROXY STATEMENT	50

EXECUTIVE COMPENSATION TABLES

The table below shows the investment funds available under our 401(k) Plan and our Deferred Compensation Plan (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2025, as reported by the administrator of the plan.

	Rate of Return

	401(k) Plan	Deferred Compensation Plan

BlackRock Global Allocation Fund, Inc. – Institutional Class	19.76%	—
BNY Mellon Natural Resources	15.12%	—
Deutsche Real Estate Securities Fund R6	(0.08)%	—
Goldman Sachs Emerging Market Equity Insights Fund	32.61%	—
J Hancock Disciplined Value Mid Cap I Fund	11.39%	—
Janus Henderson Enterprise Fund Class N	7.75%	—
Janus Enterprise Fund Class T	—	7.50%
MFS Growth Fund Class R6	12.50%	—
MFS International Diversification Fund Class R6	27.96%	—
PIMCO International Bond Fund	4.31%	4.31%
PIMCO Income Fund Institutional Class	11.04%	11.04%
PIMCO Real Return Fund – Institutional Class	8.17%	8.17%
PGIM Total Return - Bond Fund Class R6	8.09%	—
T. Rowe Price International Discovery Fund	25.75%	25.75%
T. Rowe Price Retirement Balance Investor	11.34%	—
T. Rowe Price Retirement 2020 Trust Income E	12.77%	—
T. Rowe Price Retirement 2025 Trust Income E	13.26%	—
T. Rowe Price Retirement 2005 Fund	11.47%	—
T. Rowe Price Retirement 2010 Fund	11.98%	—
T. Rowe Price Retirement 2015 Fund	12.37%	—
T. Rowe Price Retirement 2020 Fund	12.74%	—
T. Rowe Price Retirement 2025 Fund	13.22%	—
T. Rowe Price Retirement 2030 Fund	14.66%	—
T. Rowe Price Retirement 2035 Fund	16.51%	—
T. Rowe Price Retirement 2040 Fund	17.80%	—
T. Rowe Price Retirement 2045 Fund	18.91%	—
T. Rowe Price Retirement 2050 Fund	19.25%	—
T. Rowe Price Retirement 2055 Fund	19.37%	—
T. Rowe Price Retirement 2060 Fund	19.36%	—
T. Rowe Price Retirement 2065 Fund	19.39%	—
T. Rowe Price Retirement 2070 Fund	9.60%	—
T. Rowe Price Stable Value Fund	2.87%	—
Putnam Stable Value Fund	4.00%	—
Undiscovered Managers Behavioral Value Fund Class R6	1.84%	—
Vanguard Equity Income Investor Shares	17.22%	17.22%
Vanguard Institutional Index	17.84%	—
Vanguard Mid-Cap Index Admiral	11.67%	11.67%
Vanguard REIT Index Admiral	3.19%	—
Vanguard Small Cap Index Admiral	8.83%	8.83%

51

EXECUTIVE COMPENSATION TABLES

	Rate of Return

	401(k) Plan	Deferred Compensation Plan

BlackRock Global Allocation Fund, Inc. – Institutional Class	19.76%	—
BNY Mellon Natural Resources	15.12%	—
Deutsche Real Estate Securities Fund R6	(0.08)%	—
Goldman Sachs Emerging Market Equity Insights Fund	32.61%	—
J Hancock Disciplined Value Mid Cap I Fund	11.39%	—
Janus Henderson Enterprise Fund Class N	7.75%	—
Janus Enterprise Fund Class T	—	7.50%
MFS Growth Fund Class R6	12.50%	—
MFS International Diversification Fund Class R6	27.96%	—
PIMCO International Bond Fund	4.31%	4.31%
PIMCO Income Fund Institutional Class	11.04%	11.04%
Vanguard Total International Stock Index Admiral	32.18%	32.18%
Vanguard Total Bond Index Admiral	7.15%	—
Vanguard Treasury Money Market	4.23%	—
BlackRock Liquidity Fed Fund	—	4.20%
BlackRock Global Allocation Fund Investor A	—	19.62%
Calamos Growth & Income Fund – Class A	—	17.78%
Cohen & Steers Real Estate Securities Fund	—	4.41%
Diamond Hill Large Cap Fund	—	5.74%
First Eagle Gold A	—	128.88%
Goldman Sachs Emerging Markets Equity Insights International	—	32.56%
Guggenheim Total Return Bond Fund	—	8.20%
J. Hancock Disciplined Value Mid Cap A Fund	—	11.39%
Nuveen Small Corp Value Fund Class R6	—	3.38%
Invesco Oppenheimer Global Fund Class R6	—	15.61%
Schwab International Core Energy Equity Fund	—	38.70%
T. Rowe Price Institutional Large-Cap Growth	—	17.65%
T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund –I Class	10.32%	10.32%
Vanguard 500 Index FD Admiral	—	17.83%

2026 PROXY STATEMENT	52

EXECUTIVE COMPENSATION TABLES

Potential Payments upon Termination and Change in Control1

Under the Executive CIC Plan members of our Management Group, including our NEOs, may be entitled to receive certain payments and benefits, including acceleration of non-vested long-term equity incentive awards, if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination”). These potential severance payments and non-vested equity acceleration are considered “double-trigger” change in control arrangements, as a termination alone, or a Change in Control alone, will not result in severance payments becoming due or non-vested equity to accelerate; the termination of employment must occur during the Protection Period related to the Change in Control event. Specifically, under our Executive CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our NEOs) multiplied by (ii) the sum of (A) the participant’s Base Salary plus (B) the participant’s three-year average Bonus or Target Bonus, whichever is greater, plus (b) a prorated Bonus payment for the year of Involuntary Termination (collectively, the “Cash Payment”), and (c) for a period of years equal to the participant’s Benefit Multiple, continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his/her spouse and eligible children, if applicable) in which such person(s) were participating immediately prior to the date of the participant’s Involuntary Termination (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his or her termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Executive CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability. A discussion of the Benefit Multiple selected for each of our NEOs can be found below.

In connection with the delivery of the Cash Payments under our Executive CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Executive CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Executive CIC Plan.

The Executive CIC Plan does not contain a tax gross-up feature, but instead adopted a “best net” policy for all executives which provides that in the event of Change in Control Payments, when aggregated with any other payments or benefits received by the covered executive, that would constitute a “parachute payment” and would be subject to excise tax imposed by Section 4999 of the Code, the aggregate benefits will be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the executive of the greatest amount of aggregate benefits on an after-tax basis.

1 Capitalized terms without a specified definition herein, shall have the meaning set forth in the Executive CIC Plan.

53

EXECUTIVE COMPENSATION TABLES

The following table reflects the estimated payments due to each of our NEOs as of December 31, 2025, assuming, as applicable, that a Change in Control occurred and each of our NEOs were terminated without Cause effective December 31, 2025. For these purposes, our common stock price was assumed to be $35.26 which was the closing price of our common stock on December 31, 2025. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the Section 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our NEO executing a non-compete agreement. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our NEOs are actually terminated.

	Potential Change in Control Payments

	Benefit Multiple	Cash Payments(1)	Value of Accelerated Awards(2)	Value of Benefits(3)	Total

Dennis L. Degner	3X	$7,332,000	$17,224,691	$263,388	$24,820,079
Mark S. Scucchi	3X	$4,847,000	$9,882,328	$156,917	$14,886,245
Erin W. McDowell	3X	$2,792,425	$3,576,188	$123,218	$6,491,831
Alan W. Farquharson	3X	$2,882,213	$3,381,129	$124,867	$6,388,209
Laith K .Sando	3X	$2,160,000	$1,950,938	$102,913	$4,213,851

(1)
Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2025, multiplied by the applicable Benefit Multiple. Such calculation averages the higher of (1) the prior three bonuses paid as of December 31, 2025 which would be for the years 2022, 2023 or 2024 or (2) the target bonus as of December 31, 2025 plus a pro-rated bonus payment calculated on the basis of the greater of (1) the target level bonus or (2) the bonus payable based on actual performance metrics as of the year-ended December 31, 2025.
(2)
Represents the value of unvested Time-Based Restricted Stock Awards and Matching Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2025, at the 2025 year end price of the common stock of $35.26. Performance shares based on TSR assumes payout of 80% of target for shares granted in 2023, 88% of target for shares granted in 2024 and 67% of target for shares granted in 2025. Performance shares based on an internal metrics are assumed to pay out at 155% for shares granted in 2023. These awards are accelerated in connection with a Change in Control where either the NEO was terminated without cause or is not terminated. Also includes, to the extent applicable, deferred compensation cash matching awards for Mr. Degner ($179,308) and Mr. Scucchi ($127,423). Mr. Farquharson is over 65 years of age and therefore his equity grants from 2023 and 2024 are assumed fully vested and a section 280G best of net tax adjustment for Ms. McDowell of ($1.0 million). Beginning in 2025, any retirement eligible award vests over the original service period and upon retirement will vest ratably according to the service period rendered.
(3)
Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits net of any required premium contribution for a period of one year multiplied by the applicable Benefit Multiple. Future benefit costs assume a 5% increase per year.

Our employees who are not covered by our Executive CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an Involuntary Termination other than for Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) as defined under the Employee CIC Plan. The balance of the accounts of our NEOs under the Deferred Compensation Plan as of December 31, 2025, is set forth in column (f) of the Non-Qualified Deferred Compensation Table.

2026 PROXY STATEMENT	54

EXECUTIVE COMPENSATION TABLES

Other Post-Employment Payments

Upon the death, Disability (as defined under the Executive CIC Plan) or retirement of an NEO or any other employee, certain unvested Time-Based Stock Awards and Performance-Based Stock Awards vest under the terms of the award grant. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of a non-officer employee’s monthly earnings up to a maximum of $10,000 and 60% of an officer's monthly earnings up to a maximum of $15,000 per month until he or she ceases to meet the qualifications to be deemed disabled. These qualifications depend on the year of birth and social security normal retirement age. All of our NEOs are also covered under supplemental individual executive disability policies. Coverage under these supplemental policies provides monthly cash payments until age 65. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each NEO assuming that they became disabled as of December 31, 2025, under the policies currently in effect until he or she attained the age of 65 years old. The table also summarizes the value of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards and Matching Awards which would vest upon the death/Disability, retirement or involuntary termination assuming that such events occurred on December 31, 2025, based on the value of the Company’s common stock on that date of $35.26.

55

EXECUTIVE COMPENSATION TABLES

	Death/ Disability	Normal Retirement(2)	Involuntary Termination(3)

Dennis L. Degner (53 years of age)
Bonus	$1,128,000	$—	$—
Time-Based Restricted Stock	6,869,792	—	—
Performance-Based Restricted Stock	10,912,731	—	7,064,789
Disability Payments(1)	12,169,000	—	—
Cash Deferred Compensation Match	179,308	—	—
TOTAL	$31,258,831	$—	$7,064,789
Mark S. Scucchi (48 years of age)
Bonus	$650,000	$—	$—
Time-Based Restricted Stock	3,915,198	—	—
Performance-Based Restricted Stock	6,275,541	—	4,312,606
Disability Payments(1)	11,550,000	—	—
Cash Deferred Compensation Match	127,423	—	—
TOTAL	$22,518,162	$—	$4,312,606
Erin W. McDowell (47 years of age)
Bonus	$348,750	$—	$—
Time-Based Restricted Stock	3,043,980	—	—
Performance-Based Restricted Stock	1,562,505	—	727,947
Disability Payments(1)	9,070,000	—	—
Stock Deferred Compensation Match	98,372	—	—
TOTAL	$14,123,607	$—	$727,947
Alan W. Farquharson (68 years of age)
Bonus	$337,500	$337,500	$—
Time-Based Restricted Stock	2,355,354	2,048,989	2,048,989
Performance-Based Restricted Stock	1,000,137	582,894	582,894
Disability Payments(1)	940,800	—	—
Stock Deferred Compensation Match	97,629	67,118	67,118
TOTAL	$4,731,420	$3,036,501	$2,699,001
Laith K. Sando (46 years of age)
Bonus	$270,000	$—	$—
Time-Based Restricted Stock	1,414,616	—	—
Performance-Based Restricted Stock	491,193	—	163,810
Disability Payments(1)	8,495,000	—	—
Stock Deferred Compensation Match	68,531	—	—
TOTAL	$10,739,340	$—	$163,810

(1)
Represents payments through supplemental disability policies in the event of disability. Not payable in the event of death.
(2)
As of December 31, 2025, Mr. Farquharson is retirement eligible for previously awarded and outstanding equity grants. The current definition of retirement is age 55 plus 10 years of service or age 65 plus 5 years of service.
(3)
The Compensation Committee has discretion on the final determination of equity award vesting in the involuntary termination scenario for Time-Based Restricted Stock awards and Performance-Based Restricted Stock awards issued in 2025. For the purposes of this table, an assumption of full forfeiture upon involuntary termination of all outstanding Time-Based Restricted Stock and Performance-Based Restricted Stock issued in 2025 was used. Time-Based Restricted Stock Awards issued in 2023 and 2024 are assumed forfeited upon involuntary termination. Performance-Based Restricted Stock Awards issued in 2023 and 2024 fully vest effective as of the date of termination. Bonus is forfeited upon involuntary termination. For non-retirement eligible employees, cash and stock deferred compensation match are forfeited upon involuntary termination. For retirement-eligible employees, stock deferred compensation match vest pro-rata upon involuntary termination.

2026 PROXY STATEMENT	56

EXECUTIVE COMPENSATION TABLES

Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2025, and March 16, 2026, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders:

Plan Category	Date	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)

Equity compensation plans	12/31/25	3,385,348	(2)	$32.12	4,808,836	(4)
approved by security holders(1)	3/16/26	3,489,301	(3)	$34.78	3,595,016	(4)
Equity compensation plans not	12/31/25	N/A		N/A	N/A
approved by security holders(5)	3/16/26	N/A		N/A	N/A

(1)
Includes shares reserved to be issued pursuant to restricted stock and performance-based stock awards. Shares for performance-based stock awards are included assuming target payout, but may be paid out at more or lesser amounts, or not at all, according to achievement of performance goals.
(2)
Includes approximately 2.8 million shares related to restricted stock and 620,000 shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.
(3)
Includes approximately 2.6 million shares related to restricted stock and 856,000 shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.
(4)
Reflects shares available for issuance under both of our equity based compensation plans for awards of restricted stock or performance based units.
(5)
There are no equity compensation plans, as defined by the NYSE, which have not been approved by our stockholders.

57

EXECUTIVE COMPENSATION TABLES

Pay Versus Performance

As discussed in the CD&A, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs realized compensation to the achievement of our financial, operational and strategic objectives and to align our executive pay with changes in the value of our stockholders' investments. We have identified Net Debt as our Company-Selected Measure that represents, in our view, the most important financial measure used to link Compensation Actually Paid (“CAP”) to our performance in 2025. We believe our debt levels are important to our stockholders and our ability to reduce those debt levels is through generating higher cash flows and our focus on efficient operations. The following sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations for the fiscal years 2025, 2024, 2023, 2022 and 2021:

							Value of Fixed $100 Investment Based on:		Stated in millions

Year	Summary Compensation Table Total for CEO Jeffrey L. Ventura(1)	Summary Compensation Table Total for CEO Dennis L. Degner(1)	Compensation Actually Paid to CEO Jeffrey L. Ventura(2)(4)	Compensation Actually Paid to CEO Dennis L. Degner(2)(4)	Average Summary Compensation Table for Remaining NEOs(3)(8)	Average Compensation Actually Paid to Remaining(g) NEOs(2)(4)(8)	Total Stockholder Return	Peer Group Total Stockholder Return(5)	Net Income (6)	Net Debt(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	N/A	$8,375,421	N/A	$7,947,064	$2,572,274	$2,271,665	$545	$319	$658	$1,218
2024	N/A	$7,492,829	N/A	$11,913,564	$2,426,926	$3,493,169	$551	$301	$266	$1,404
2023	$592,899	$6,181,944	$7,148,610	$11,224,955	$2,423,058	$3,585,941	$462	$253	$871	$1,576
2022	$7,930,872	N/A	$20,623,893	N/A	$2,658,371	$7,195,488	$375	$248	$1,183	$1,869
2021	$7,542,954	N/A	$29,861,807	N/A	$2,853,780	$10,803,072	$266	$169	$412	$2,736

(1)
The dollar amounts reported are the amounts of total compensation reported for our former CEO Mr. Ventura and our current CEO Mr. Degner for the corresponding year in which each served as the Company's CEO in the "Total" column of the Summary Compensation Table (“SCT”) as reflected on page 43 of this Proxy statement and our proxy statements for 2025, 2024, 2023, 2022 and 2021. Mr. Ventura retired in June 2023.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation paid to our CEO (or other NEOs) during the applicable year, but include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited or through the end of the reported fiscal year.
(3)
Reflects compensation for our remaining NEOs, other than our CEO.
(4)
Time-vested restricted stock grant fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of the applicable year end and as of each date of vesting. TSR-PSUs fair values are calculated using a Monte Carlo simulation model as of the applicable year-end date or as of each date of vesting. Performance-Based Internal metrics fair value is calculated using the stock price as of the applicable year end multiplied by the probability of achievement as of each such date.
(5)
Reflects cumulative total stockholder return for our Peer Group as described on page 31 of this proxy and assumes an initial investment of $100 on December 31, 2020. As of December 31, 2020, the members of the peer group included Antero Resources Corporation (AR), Cabot Oil and Gas Corporation (COG), Chesapeake Energy Corporation (CAKAQ), Cimarex Energy Co. (XEC), CNX Resources (CNX), EQT Corporation (EQT), Gulfport Energy Corporation (GPORQ), Matador Resources (MTDR), Murphy Oil (MUR), Oasis Petroleum (OASPQ), PDC Energy Inc. (POCE), QEP Resources Inc. (QEP), SM Energy Company (SM), Southwestern Energy Company (SWN), Whiting Petroleum (WLL), WPX Energy (WPX). In setting the 2021 peer group, XEC and COG were merged into Coterra (CTRA), CHKAQ declared bankruptcy, GPORQ, OASPQ, WLL and WPX were dropped and the S&P 500 index and Comstock Resources (CRK) were added to better test performance against a broader index. As of December 31, 2021, the members of the peer group include: AR, CTRA, CNX, CRK, EQT, MTDR, MUR, PDCE, QEP, SM, SWN and the S&P 500 index. As of December 31, 2022, the members of the peer group included AR, CTRA, CNX, CRK, EQT, MTDR, MUR, PDCE, SM, SWN and the S&P 500 index. QEP Resources was removed and Chesapeake Energy Corporation (CHK) was added back as they emerged from bankruptcy. PDC Energy is included through August 2023 when it was acquired by Chevron Corp. As of December 31, 2023, the members of the peer group included: AR, CHK, CNX, CRK, CTRA, EQT, MTDR, MUR, PDCE, SM, SWN, and the S&P 500 index. As of December 31, 2024, the members of the peer group included: AR, Callon Petroleum Company (CPE), CHK, Civitas Resources, Inc. (CIVI), Chord Energy Corporation (CHRD), CNX, CRK, CTRA, EQT, Magnolia Oil & Gas Corporation (MGY), MTDR, Marathon Oil Corporation (MRO), MUR, Permian Resources Corporation (PR), SM, SWN and the S&P 400 index. AR, CHK, CNX, CRK, CTRA, EQT, and SWN are included twice in the calculation of total stockholder return. CPE is included through February 2024 when it was acquired by Apache Corporation. MRO is included through November 2024 when it was acquired by Conoco Phillips. SWN is included through October 2024 when it was acquired by CHK to form Expand Energy Corporation (EXE). As of December 31, 2025 the members of the peer group included: AR, CIVI, CHRD, CNX, CRK, CTRA, EQT, EXE, MGY, MTDR, MUR, Ovintiv Inc. (OVV), SM, the SPDR S&P Oil & Gas Exploration & Production ETF (XOP), and the S&P 400 index. AR, CNX, CRK, CTRA, EQT, and EXE are included twice in the calculation of total stockholder return.
(6)
Reflects net income (loss) in the Company’s Consolidated Statements of Operations included in the Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(7)
Annex A includes reconciliations for non-GAAP financial measures to comparable U.S. GAAP measures
(8)
Reflects compensation reported in the “Summary Compensation Table” for our NEOs for each year presented. The following NEOs are included in the average figures show:
•
2021: Mark S. Scucchi; Dennis L. Degner; David P. Poole; Alan W. Farquharson
•
2022: Mark S. Scucchi; Dennis L. Degner; David P. Poole; Alan W. Farquharson
•
2023: Mark S. Scucchi; Erin W. McDowell; Alan W. Farquharson; Dori A. Ginn
•
2024: Mark S. Scucchi; Erin W. McDowell; Alan W. Farquharson; Anthony W. Gaudlip
•
2025: Mark S. Scucchi; Erin W. McDowell; Alan W. Farquharson; Laith K. Sando

2026 PROXY STATEMENT	58

EXECUTIVE COMPENSATION TABLES

Column (c). To calculate the amounts in “Compensation Actually Paid to CEO” column for Jeffrey L. Ventura, the following amounts were deducted from or added to (as applicable) our CEO’s total compensation as reported in the Summary Compensation Table (SCT):

	SCT for CEO Jeffrey L. Ventura	Reported Value of Equity Awards for CEO Jeffrey L. Ventura(1)	Equity Award Adjustments for CEO Jeffrey L. Ventura(2)	Compensation Actually Paid to CEO Jeffrey L. Ventura

2023	$592,899	$—	$6,555,711	$7,148,610
2022	$7,930,872	$(5,799,964)	$18,492,985	$20,623,893
2021	$7,542,954	$(4,799,996)	$27,118,849	$29,861,807

(1)
Represents the grant date fair value of equity awards granted to our CEO as reported in the “Stock Awards” column in the SCT for each year. Mr. Ventura did not receive an equity grant in 2023 due to his retirement.
(2)
Represents the year-over-year change in the fair value of equity awards to our CEO.

Fair Value of Equity Awards for Former CEO – Jeffrey L. Ventura	2023	2022	2021

As of year-end for awards granted during the year	$—	$6,899,722	$9,397,492
Year-over-year increase of unvested awards granted in prior years	5,103,067	7,014,919	15,001,036
Increase (decrease) from prior year-end for awards that vested during the year	1,452,644	4,578,344	2,720,321
TOTAL EQUITY AWARD ADJUSTMENTS FOR FORMER CEO – JEFFREY L . VENTURA	$6,555,711	$18,492,985	$27,118,849

Column (c). To calculate amounts in “Compensation Actually Paid to CEO” for Dennis L. Degner, the following amounts were deducted from or added (as applicable) to our CEO’s total compensation as reported in the SCT:

	SCT for CEO Dennis L. Degner	Reported Value of Equity Awards for CEO Dennis L. Degner(1)	Equity Award Adjustments for CEO Dennis L. Degner(2)	Compensation Actually Paid to CEO Dennis L. Degner

2025	$8,375,421	$(6,143,877)	$5,715,520	$7,947,064
2024	$7,492,829	$(5,131,610)	$9,552,345	$11,913,564
2023	$6,181,944	$(3,925,016)	$8,968,027	$11,224,955

(1)
Represents the grant date fair value of equity awards granted to our CEO as reported in the “Stock Awards” column in the SCT.
(2)
Represents the year-over-year change in the fair value of equity awards to our CEO.

Fair Value of Equity Awards for CEO – Dennis L. Degner	2025	2024	2023

As of year-end for awards granted during the year	$5,613,765	$6,991,008	$4,950,314
Year-over-year increase of unvested awards granted in prior years	(414,208)	2,184,499	3,142,953
Increase from prior year-end for awards that vested during the year	515,962	376,837	874,760
TOTAL EQUITY AWARD ADJUSTMENTS FOR CEO – DENNIS L. DEGNER	$5,715,520	$9,552,345	$8,968,027

59

EXECUTIVE COMPENSATION TABLES

Column (e). To calculate the amounts in “Average Compensation Actually Paid to Remaining NEOs” column in the table above, the following amounts were deducted from or added (as applicable) to our remaining NEOs total compensation as reported in the SCT:

	Average SCT for Remaining NEOs	Average Reported Value of Equity Awards for Remaining NEOs	Average Equity Award Adjustments for Remaining NEOs	Average Compensation Actually Paid to Remaining NEOs

2025	$2,572,274	$(1,607,161)	$1,306,553	$2,271,665
2024	$2,426,926	$(1,415,158)	$2,481,400	$3,493,169
2023	$2,423,058	$(1,324,995)	$2,487,878	$3,585,941
2022	$2,658,371	$(1,749,985)	$6,287,102	$7,195,488
2021	$2,853,780	$(1,744,995)	$9,694,287	$10,803,072

Average Fair Value of Equity Awards for Remaining NEOs	2025	2024	2023	2022	2021

As of year-end for awards granted during the year	$1,304,635	$1,788,384	$1,445,579	$2,132,512	$3,394,488
Year-over-year increase of unvested awards granted in prior years	(144,386)	601,154	864,425	2,833,707	5,432,421
Increase (decrease) from prior year-end for awards that vested during the year	146,304	91,862	177,874	1,320,883	867,378
TOTAL EQUITY AWARD ADJUSTMENTS FOR REMAINING NEOS	$1,306,553	$2,481,400	$2,487,878	$6,287,102	$9,694,287

The charts below reflect that the CAP over the five-year period ended December 31, 2025, aligns to the trend in our TSR, net income (loss) and net debt results over the same period. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievements and projected and actual achievement of performance goals.

CAP Versus Total Stockholder Return

2026 PROXY STATEMENT	60

EXECUTIVE COMPENSATION TABLES

Over the five year period from 2021 to 2025, our TSR was trending in a similar manner as the TSR for our peer group, but, for all years except 2025, our TSR outpaced that of our peers.

CAP Versus Net Income

SEC rules require net income be presented as a performance measure in the Pay versus Performance table above. As the table illustrates, changes in CAP for our CEO and remaining NEOs are not necessarily aligned with performance on net income as a financial performance measure. We believe this result is due, in part, to the impact of changes in the fair value of derivative instruments prior to settlement on our reported net income and changes in commodity prices for a particular period. The year ended December 31, 2021, also includes the impact of the sale of our North Louisiana properties. Net income is not a metric in our Annual Cash Incentive or our Long-Term Incentive plans, so it is not directly correlated to CAP.

CAP Versus Net Debt

We continue to focus on generating cash flow through controlling costs and operational efficiencies. Net debt, as shown on the table above, has declined $1.5 billion since December 31, 2021. This significant improvement contributed to the change in CAP over the five year period. CAP for 2021, 2022, 2023, 2024 and 2025 was impacted by an increase in our stock price from 2021 through 2024 and flattening in 2025. Net Debt is a non-GAAP measure as defined by the SEC. Refer to Annex A for a reconciliation to comparable GAAP measures.

61

EXECUTIVE COMPENSATION TABLES

The following list identifies the seven most important financial and non-financial measures used by our Compensation Committee to link the “Compensation Actually Paid” to our CEO and other NEOs in 2025. The role of each of these performance measures is more fully discussed in the CD&A starting on page 29 of this proxy statement.

Cash Unit Costs
Free Cash Flow
Return on Average Capital Employed
Drilling and Completion Costs per mcfe
Drilling Rate of Return
Net Debt
Emissions Performance

2026 PROXY STATEMENT	62

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3
Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm
The Board of Directors recommends a vote FOR this proposal

The Audit Committee of our Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2026, and our internal controls over financial reporting for the same period. Our Board has ratified the selection. From fiscal years 2003 through 2025, Ernst & Young LLP has served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2026 Annual Meeting and will have the opportunity to address the stockholders at the Meeting if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the Meeting in person or by proxy and entitled to vote on the proposal at the Meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

63

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s financial reporting on behalf of the Board. Management is responsible for the system of internal controls and for preparing financial statements. Ernst & Young LLP, the Company’s independent registered public accountants, is responsible for expressing an opinion on the effectiveness of internal controls over financial reporting and the fair presentation of the financial statements in conformity with generally accepted accounting principles. The Audit Committee is composed of independent directors and operates in accordance with a charter approved by the Board, which is available at www.rangeresources.com. The charter sets forth the Audit Committee’s responsibilities, which are summarized under “Board Committees” on page 21. The Audit Committee reviews its charter annually and, when appropriate, makes recommendations for changes to the Board.

2025 ACTIONS OF THE AUDIT COMMITTEE

The Audit Committee met six times during 2025 and met in executive session after each of those meetings. At these meetings, the Audit Committee met with internal audit personnel and the independent auditor with and without management present.

During 2025, the Audit Committee met with management, Ernst & Young LLP and internal auditors and among other things:

•
reviewed and discussed with management and Ernst & Young LLP, our audited financial statements included in our Annual Report on Form 10-K and quarterly unaudited financial statements included in quarterly reports on Form 10-Q prior to filing with the SEC;
•
discussed with management and Ernst & Young LLP accounting policies and management’s application of those policies as they relate to the Company’s financial results, significant judgments inherent in the financial statements, disclosures, and other matters required by generally accepted auditing standards;
•
discussed with Ernst & Young LLP all matters and communications required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including matters related to independence, received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding their independence and the “critical audit matter” identified by Ernst & Young LLP arising from the audit of the Company’s financial statements;
•
reviewed and discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;
•
reviewed and discussed with management, the internal auditor, and Ernst & Young LLP, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s opinion about the effectiveness of our internal control over financial reporting;
•
reviewed and discussed matters related to risk, risk controls and compliance and inquired about significant financial risk exposures, assessed the steps management is taking to mitigate these risks, and reviewed our policies for risk assessment and risk management;
•
reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including concerns raised on the Company’s confidential whistleblower reporting system;
•
reviewed our tax strategies and the implications of tax law changes; and
•
reviewed with the general counsel regulatory and legal matters that may have a material impact on the consolidated financial statements or internal control over financial reporting.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing

2026 PROXY STATEMENT	64

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

standards, that the financial statements are presented in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

ASSESSMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee reviews the scope of and overall plans for the annual audit and negotiates fees and approves the other terms of Ernst & Young LLP’s engagement letter. The Audit Committee also oversees the periodic required rotation of the lead audit partner, as required by SEC rules, and is directly involved in the selection of such partner. The Audit Committee reviews and pre-approves the fees of the independent auditor for audit, audit-related, tax and permissible non-audit services.

The Audit Committee discussed with Ernst & Young LLP their independence from management and the Company and considered the compatibility of all non-audit services with the auditors’ independence. The Audit Committee also assessed the qualifications and performance of Ernst & Young LLP in determining whether to retain them. In conducting this assessment, the Audit Committee considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; the depth and expertise of the audit team, including their demonstrated understanding of the Company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; the impact to the Company of changing auditors; the appropriateness of Ernst & Young LLP’s fees; and Ernst & Young LLP’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness.

The Audit Committee reviewed the audited December 31, 2025, financial statements of the Company with management and the independent registered public accountants. Management represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. In reliance on the reviews and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC. Based on its assessment and review as described in this report, the Audit Committee has determined that selecting Ernst & Young LLP as independent registered public accountants for 2026 is in the best interest of Range and its stockholders. The Board has unanimously proposed that the stockholders ratify this selection at the Annual Meeting.

Committee Members

Brenda A. Cline, Chair

Margaret K. Dorman

Greg G. Maxwell

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accountants

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2026, and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our Annual Meeting, pursuant to Proposal 3.

Representatives of Ernst & Young LLP are expected to attend our Annual Meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our Meeting.

65

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Our independent registered public accounting firm for 2025 and 2024 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2025	2024

Audit fees(1)	$2,880,000	$2,761,000
Audit-related fees	—	—
Tax fees(2)	84,532	424,850
All other fees(3)	3,838	3,838
TOTAL	$2,968,370	$3,189,688
(1)
Audit fees include fees for the audit of the Company's annual consolidated financial statements and effectiveness of internal control over financial reporting, reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q, issuance of consents, comfort letters, and assistance with and review of documents filed with the SEC.
(2)
Tax fees include fees for federal and state compliance and tax credit studies.
(3)
All other fees include fees for a subscription to Ernst & Young LLP's Atlas service, an electronic accounting research tool.

Audit fees consist of fees and associated expenses billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees, to the extent incurred, consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2025 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2025 occurred during the regularly scheduled meetings of the Audit Committee or by other means of communication between management and the Audit Committee.

2026 PROXY STATEMENT	66

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the Meeting, but should any other matters be properly brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2027 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before December 1, 2026. All such proposals should be in compliance with the SEC regulations and our by-laws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our by-laws, any stockholder entitled to vote at our 2027 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2027 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our by-laws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than February 12, 2027, and no earlier than January 13, 2027. Pursuant to Rule 14a-4(c) of the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2027 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before February 12, 2027, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after February 12, 2027, and the matter nonetheless is permitted to be presented at the 2027 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2027 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors
Erin W. McDowell
Corporate Secretary

67

FREQUENTLY ASKED QUESTIONS AND ANSWERS

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.
Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by Range’s Board of proxies to be voted at our 2026 Annual Meeting and at any adjournment or postponement of the Meeting.

The Meeting will be held telephonically on May 13, 2026, beginning at 8:00 a.m. Central Time and you will need to register virtually to attend the Meeting.

2.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Range’s registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares.

Because a beneficial owner is not the stockholder of record, you may not vote these shares unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

3.
What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Range employee, you will receive a proxy or voting instruction card for all the shares you may hold in the Range 401(k) Plan.

Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m., Eastern Time, on May 10, 2026.

4.
What different methods can I use to vote?

Voting In Person. You will be able to vote your shares at the Annual Meeting. You will be instructed at the beginning of the call how to vote your shares.

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All stockholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Stockholders of record may also vote by accessing the website or the QR Code noted on the proxy card. Please have your proxy card when you go to the website.

2026 PROXY STATEMENT	68

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

Default Voting. A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting. If we propose to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the Meeting.

5.
What are my voting choices for each of the proposals to be voted at the 2026 Annual Meeting of Stockholders and what are the voting standards?

Proposal		Voting Choices and Board Recommendation	Voting Standard

Proposal 1.	Election of Directors
•
vote in favor of all nominees;
•
vote in favor of specific nominees;
•
vote against all nominees;
•
vote against specific nominees;
•
abstain from voting with respect to all nominees; or
•
abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Majority of votes cast (as detailed in our by-laws)

Proposal 2.	Advisory Vote to Approve Executive Compensation
•
vote in favor of the advisory proposal;
•
vote against the advisory proposal; or
•
abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Majority of shares present in person or represented by proxy and entitled to vote

Proposal 3.	Ratification of the Appointment of Ernst & Young LLP	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of shares present in person or represented by proxy and entitled to vote

6.
What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of directors and the advisory vote to approve executive compensation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

69

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal at their discretion.

7.
How are abstentions and broker non-votes counted?

Proposal 1. Election of Directors. If you abstain from voting in the election of directors, you have not cast a vote, and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our by-laws and will have no effect on the outcome of the election of directors.

Proposal 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 3. Ratification of Appointment of Ernst & Young LLP as Independent Auditors. If you abstain from voting on the ratification of Ernst & Young LLP as Range’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 3 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 3. Because Proposal 3 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Proposal.

8.
What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•
Giving written notice to Range’s Corporate Secretary; or
•
Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet in a timely manner.

If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

9.
Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the Securities and Exchange Commission (the “SEC”). On or about March 31, 2026, we will mail to certain of our stockholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at www.proxyvote.com.

10.
Who counts the votes?

The individuals named as proxies will tabulate the votes and act as inspector of election.

11.
When will Range announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. Range will report the final results in a Current Report on Form 8-K filed with the SEC within a few days after the Meeting.

2026 PROXY STATEMENT	70

FREQUENTLY ASKED QUESTIONS AND ANSWERS

12.
How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired MacKenzie Partners, Inc. to assist with the solicitation of proxies for an estimated fee of $17,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.
What is householding?

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Range of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Direct requests for additional copies of the Proxy Statement for the current year or future years to our Corporate Secretary, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 or our Investor Relations team at (817) 869-4267.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.
How can I vote at the meeting if I am a beneficial owner?

You will be able to vote your shares at the Annual Meeting and instructions will be provided at the Meeting.

15.
Who can attend the 2026 Annual Meeting and how can I participate?

The 2026 Annual Meeting will be held telephonically. There will not be a physical location for the meeting. You may attend the 2026 Annual Meeting if you were a stockholder of record on March 16, 2026, or if you hold a valid proxy for the 2026 Annual Meeting. In order to join the Annual Meeting, you will need to register at: https://ir.rangeresources.com/events/event-details/2026-annual-meeting-stockholders.

To be able to vote at the meeting, you will need a valid control number. Anyone may register and attend the Annual Meeting as a “guest” and no control number will be required; however, only authenticated stockholders may submit their votes. The control number can be found on the proxy card or notice you received.

Company Documents, Communications and Stockholder Proposals

1.
How can I view copies of Range’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, By-laws and Code of Business Conduct and Code of Ethics are available under the Corporate Governance section of our website at www.rangeresources.com and are available in printed form upon request by any stockholder. Our SEC filings are also posted on our website, and, upon request, we will mail a copy of the Form 10-K free of charge to any stockholder. Direct such requests to our Investor Relations team at (817) 869-4267.

2.
How can I communicate with Range’s Board or Individual Board Members?

Range’s Board welcomes contact from stockholders or others with an interest in the Company. Interested parties may communicate with the Chairman of our Board by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Chairman of the Board. Any confidential matters intended only for the Chairman may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

71

FREQUENTLY ASKED QUESTIONS AND ANSWERS

3.
How do I submit a proposal for action at the 2027 Annual Meeting of Stockholders?

A proposal to be acted upon at the 2027 Annual Meeting of Stockholders will only be acted upon:

•
If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal is received by our Corporate Secretary on or before December 1, 2026 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our by-laws.
•
If the proposal is to be included in the proxy statement according to our by-laws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 13, 2027 and no later than February 12, 2027, and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action, and the notice relating to such proposal meets the requirement of our by-laws.
4.
How do I submit a candidate for election to the Board under the Company’s Proxy Access by-law?

The Company's by-laws allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s Proxy Statement. If you wish to do so, you must submit the required information to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. March 31, 2026 for this proxy statement). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary.

2026 PROXY STATEMENT	72

ANNEX A

ANNEX A

Non-GAAP Reconciliation

Our consolidated financial statements for the year ended December 31, 2025, are presented in conformity with U.S. GAAP. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and therefore, are considered non-GAAP measures. Non-GAAP measures are not alternatives to U.S. GAAP measures, and you should not consider non-GAAP measure in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. This Proxy Statement contains references to the following non-GAAP measures:

Cash Unit Costs

Our presentation of Cash Unit Costs is a non-GAAP measure. Cash Unit Costs is calculated by adding direct operating costs, gathering, processing and transportation costs, other tax expense, general and administration and interest expense (excluding stock-based compensation and amortization of deferred financing costs) and net broker margin on a per mcfe basis. In addition, there is an adjustment to the cash unit cost per mcfe for the difference between our realized NGL price and our Business Plan NGL realized price.

(In thousands)	2025

Direct operating (as reported)	$102,171
Transportation, gathering, processing and compensation (as reported)	1,223,324
Taxes other than income (as reported)	32,822
General and administrative (as reported)	178,315
Brokered natural gas, marketing revenue (as reported)	(172,573)
Brokered natural gas and marketing (as reported)	185,554
Interest (as reported)	104,897
Adjustments:
Direct operating Stock-based compensation	(2,098)
G&A Stock-based compensation	(39,612)
Non-recurring legal settlements	(109)
Bad debt expense	—
Marketing Stock-based compensation	(2,894)
Non-cash interest	(5,062)
Total Cash Unit Costs (a non-GAAP measure)	$1,604,735
Production (mmcfe)	816,058
Total Cash Unit Costs per mcfe pre-NGL price adjustment (a non-GAAP measure)	$1.96
NGL price adjustment	0.02
Total Cash Unit Cost per mcfe (a non-GAAP measure)	$1.98

73

ANNEX A

Net Debt

Our presentation of Net Debt is a non-GAAP measure. Net Debt is calculated by adding total debt (net of deferred financing costs) and unamortized debt issuance costs and then subtracting cash and cash equivalents.

(In thousands)	2025	2024	2023	2022	2021

Total debt, net of deferred financing costs (as reported)	$1,198,334	$1,697,883	$1,766,972	$1,841,961	$2,925,786
Unamortized debt issuance costs (as reported)	19,666	10,819	21,416	27,039	24,666
Less cash and cash equivalents (as reported)	(204)	(304,490)	(211,974)	(207)	(214,422)
Net debt (a non-GAAP measure)	$1,217,796	$1,404,212	$1,576,414	$1,868,793	$2,736,030

Cash Flow Before Working Capital Changes

Our presentation of Cash Flow Before Working Capital Changes is a non-GAAP measure. Cash Flow Before Working Capital Changes is calculated by adding net cash provided from operating activities, net changes in working capital, exploration expense, lawsuit settlements and non-cash compensation adjustments and other.

(In thousands)	2025

Net cash provided from operating activities (as reported)	$1,171,324
Net changes in working capital	129,222
Exploration expense	28,824
Lawsuit settlements	109
Non-cash compensation adjustment and other	209
Cash flow from operations before changes in working capital (a non-GAAP measure)	$1,329,688

Net Interest Expense

Our presentation of Net Interest Expense is a non-GAAP measure. Net Interest Expense is calculated by subtracting amortization of deferred financing costs and interest income from interest expense.

(In thousands)	2025

Interest expense (as reported)	$104,897
Less amortization of deferred financing costs (as reported)	(5,062)
Less interest income (as reported)	(4,938)
Net interest expense (a non-GAAP measure)	$94,897

2026 PROXY STATEMENT	74

ANNEX A

Return on Average Capital Employed (ROACE)

Our presentation of ROACE is a non-GAAP measure. ROACE is calculated by earnings before interest and income taxes (or “EBIT”) as calculated below divided by average net debt plus average stockholders’ equity.

(In thousands)	2025

Net income (as reported)	$658,024
Add:
Tax expense (as reported)	173,666
Interest (as reported)	104,897
Exploration (as reported)	30,179
DD&A (as reported)	370,462
Abandonment and improvement of unproved properties (as reported)	28,936
Deferred Compensation Plan (as reported)	1,422
Exit costs (as reported)	25,746
Less:
Early extinguishment of debt (as reported)	(3)
Gain on sale of assets (as reported)	(261)
Adjustments:
Interest Income	(4,938)
Mark-to-Market Derivative	1,138
Stock-Based Compensation excluding exploration stock-based compensation	44,604
Non-recurring lawsuit settlements	109
Gain on ARO settlements	(2)
EBITDAX (a non-GAAP measure)	$1,433,979
DD&A (as reported)	(370,462)
Exploration (as reported)	(30,179)
EBIT (a non-GAAP measure)	$1,033,338

(In thousands)	2025	2024	Average

Total Debt (as reported)	$1,198,334	$1,697,883	$1,448,109
Unamortized Debt Issuance Costs (as reported)	19,666	10,819	15,243
Less Cash Balance (as reported)	(204)	(304,490)	(152,347)
Total Net Debt (a non-GAAP measure)	1,217,796	1,404,212	1,311,004
Stockholders’ Equity (as reported)	4,318,681	3,936,657	4,127,669
Average Capitalization	$5,536,477	$5,340,869	$5,438,673
ROACE (EBIT divided by Average Capitalization) (a non-GAAP measure)	1,033,338	830,233	19%

75

ANNEX A

Free Cash Flow

Our presentation of Free Cash Flow is a non-GAAP measure. Free Cash Flow is calculated by adding net cash provided from operating activities, less additions to natural gas properties, less acreage purchases, less net changes in working capital, and subtracting the change in capital accrual from the prior year and other expenditures.

(In thousands)	2025	2024

Net cash provided from operating activities (as reported)	$1,171,324	$944,514
Less additions to natural gas properties (as reported)	(581,489)	(570,426)
Less acreage purchases (as reported)	(56,814)	(56,085)
Less net changes in operating cash flows from working capital	129,222	135,325
Less increase in accrued capital expenditures	(30,364)	(24,525)
Adjustments
Other Adjustments	(44)	(832)
Free cash flow (a non-GAAP measure)	$631,835	$427,971

Drilling and Completion Capital Expenditures per mcfe

Our presentation of Drilling and Completion ("D&C") Capital Expenditures per mcfe is a non-GAAP measure. D&C Capital Expenditures per mcfe is calculated by adding cash outflow from additions to natural gas properties, the change in natural gas property capital accrual from the prior year and subtracting midstream capital expenditures on a per mcfe basis.

(In thousands)	2025

Additions to natural gas properties (as reported)	$581,489
Increase in D&C accrued capital expenditures	35,420
Less midstream capital expenditures	(8,860)
D&C Capital Expenditure (a non-GAAP measure)	$608,049
Production (mmcfe)	816,058
D&C Capital Expenditure per mcfe (a non-GAAP measure)	$0.75

Net Debt to EBITDAX

Our presentation of Net Debt to EBITDAX is a non-GAAP measure. Net Debt to EBITDAX is calculated by dividing net debt by EBITDAX.

(In thousands)	2025

Net debt (a non-GAAP measure)	$1,217,796
EBITDAX (a non-GAAP measure)	1,433,979

Net Debt to EBITDAX (a non-GAAP measure)	0.8

2026 PROXY STATEMENT	76

Your Vote Counts!RANGE RESOURCES CORPORATION 2026 Annual Meeting Vote by May 12, 2026 11:59 PM ET RANGE RESOURCES CORPORATION 100 THROCKntrol number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit

RANGE RESOURCES CORPORATION
100 THROCKMORTON ST., SUITE 1200
FORT WORTH, TX 76102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92573-P45416

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

RANGE RESOURCES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brenda A. Cline	☐	☐	☐
1b. Dennis L. Degner	☐	☐	☐
1c. Margaret K. Dorman	☐	☐	☐
1d. Charles G. Griffie	☐	☐	☐
1e. Christian S. Kendall	☐	☐	☐
1f. Greg G. Maxwell	☐	☐	☐
1g. Reginal W. Spiller	☐	☐	☐

4. Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signatures - Must be completed for the instructions to be executed.
Please sign exactly as your name(s) appears on the account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting and Proxy Statement & Annual Report or Form 10-K are available at www.proxyvote.com.

V92574-P45416

RANGE RESOURCES CORPORATION
Annual Meeting of Stockholders
May 13, 2026
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Erin W. McDowell and David S. Goldberg (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Range Resources Corporation which the undersigned is entitled to vote at said meeting or any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

IF PROPERLY COMPLETED AND RETURNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote these shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE